Exhibit 3.2

TENTH AMENDED AND RESTATED
BYE-LAWS
OF
ATHENE HOLDING LTD.
Adopted on June 8, 2017

INTERPRETATION		29.	Chairman to Preside at General Meetings	64.	Written Consent
1.	Definitions			65.	Validity of Prior Acts of the Board
SHARES		30.	Voting on Resolutions	CONFLICTS
2.	Power to Issue Shares	31.	[Reserved.]	66.	Resolution of Conflicts
3.	Power of the Company to Purchase its Shares	32.	Power to Demand a Vote on a Poll	67.	Conflicts Committee
		33.	Voting by Joint Holders of Shares	CORPORATE RECORDS
4.	Rights Attaching to Shares	34.	Instrument of Proxy	68.	Minutes
5.	Tax Restrictions	35.	Representation of Corporate Shareholder	69.	Place Where Corporate Records Kept
6.	Calls on Shares
7.	[Reserved]	36.	Adjournment of General Meeting	70.	Form and Use of Seal
8.	Share Certificates	37.	Written Resolutions of Shareholders	ACCOUNTS
9.	Fractional Shares			71.	Books of Account
REGISTRATION OF SHARES		38.	Directors Attendance at General Meetings	72.	Financial Year End
10.	Register of Shareholders			AUDITS
11.	Registered Holder Absolute Owner	DIRECTORS AND OFFICERS		73.	Annual Audit
12.	Transfer of Registered Shares	39.	Election of Directors	74.	Appointment of Auditor
13.	Transfer Agent; Registrar; Rules Respecting Certificates	40.	Nomination of Directors for Election	75.	Remuneration of Auditor
				76.	Duties of Auditor
14.	Transmission of Registered Shares	41.	[Reserved]	77.	Access to Records
ALTERATION OF SHARE CAPITAL		42.	Number of Directors	78.	Financial Statements
		43.	Term of Office of Directors	79.	Distribution of Auditor’s Report
15.	Power to Alter Capital	44.	Removal of Directors	80.	Vacancy in the Office of Auditor
16.	Variation of Rights Attaching to Shares	45.	Vacancy in the Office of Director	VOLUNTARY WINDING-UP AND DISSOLUTION
		46.	Remuneration of Directors
DIVIDENDS AND CAPITALISATION		47.	Defect in Appointment	81.	Winding-Up
		48.	Directors to Manage Business	CHANGES TO CONSTITUTION; EXCLUSIVE JURSIDICTION
17.	Dividends	49.	Powers of the Board of Directors
18.	Power to Set Aside Profits	50.	Register of Directors and Officers	82.	Changes to Bye-laws
19.	Method of Payment	51.	Appointment of Officers	83.	Changes to the Memorandum of Association
20.	Capitalisation	52.	Appointment of Secretary
MEETINGS OF SHAREHOLDERS		53.	Duties of Officers	84.	Exclusive Jurisdiction
21.	Annual General Meetings	54.	Remuneration of Officers	85.	Discontinuance
22.	Special General Meetings; Requisitioned General Meetings	55.	Conflicts of Interest	CERTAIN MATTERS RELATING TO SUBSIDIARIES
		56.	Indemnification and Exculpation
23.	Purposes of Annual General Meetings; Proposals of Other Business by Shareholders	BUSINESS OPPORTUNITIES		86.	Voting of Subsidiary Shares
		57.	Business Opportunities	87.	Bye-laws or Articles of Association of Certain Subsidiaries
24.	Notice	MEETINGS OF THE BOARD OF DIRECTORS
25.	Giving Notice and Access			88.	Termination of IMAs
26.	Postponement of General Meeting	58.	Board Meetings
27.	Electronic Participation in Meetings	59.	Notice of Board Meetings
		60.	Electronic Participation in Meetings
28.	Quorum at General Meetings
		61.	Quorum at Board Meetings
		62.	Board to Continue in the Event of Vacancy

		63.	Chairman to Preside

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INTERPRETATION

1.	Definitions

1.1	In these Bye-laws, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

9.9% Shareholder	means a Person (other than a member of the Apollo Group) whose Controlled Shares constitute more than nine and nine-tenths percent (9.9%) of the Total Voting Power of the Company;

AAM	means Athene Asset Management L.P., a Cayman Islands limited partnership (or any successor entity thereto);

Act	means the Companies Act 1981 of Bermuda as amended from time to time;
Adjustment

Controlled Shares	means, in reference to any Person or Shareholder, all Controlled Shares of such Person or Shareholder other than Apollo Designated Voting Securities;

Adjustment Shareholder(s)	means, at any time, the Shareholder(s) (i) with the highest Relative Class B Ownership Percentage as of such time and (ii) whose Class B Common Shares have voting power as of such time;
Affected Class B

Shareholder	a Shareholder holding Adjustment Controlled Shares of any person described in clause (1) of the Class B Adjustment Condition;

Affiliate
means, as to any Person, any Person which directly or indirectly controls, is controlled by, or is under common control with such Person. For purposes of this definition, “control” of a Person shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by ownership of voting stock, by contract or otherwise;

AHL Cause	means, (i) a material violation of Applicable Law relating to AAM’s advisory business, (ii) AAM’s gross negligence, willful misconduct or reckless

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disregard of any of AAM’s obligations under the IMA or any New IMA, (iii) unsatisfactory long term performance of AAM, as determined by the sole discretion of the Board acting in good faith on each anniversary date of these Bye-laws or (iv) a determination at the sole discretion of the Board acting in good faith on each anniversary date of these Bye-laws that the fees charged by AAM are unfair and excessive compared to a Comparable Asset Manager; provided, however, in the case of clause (iii) and (iv), the Board shall deliver notice of such finding to AAM and AAM shall have 30 days after receipt of such notice to address the Board’s concerns and, provided further, that in the case of clause (iv) AAM shall have a right to lower its fees to match a Comparable Asset Manager. For the avoidance of doubt, any termination of the IMA or any New IMA by the Company for “AHL Cause” shall require the approval of the Board;

Apollo Group
means, (i) Apollo Global Management, LLC, (ii) AAA Guarantor – Athene, L.P., (iii) any investment fund or other collective investment vehicle whose general partner or managing member is owned, directly or indirectly, by Apollo Global Management, LLC or by one or more of Apollo Global Management, LLC’s Subsidiaries, (iv) BRH Holdings GP, Ltd. and its shareholders, and (v) any Affiliate of a Person described in clauses (i), (ii), (iii) or (iv) above; provided, none of the Company or its Subsidiaries, nor any Person employed by the Company, its Subsidiaries or AAM, shall be deemed to be a member of the Apollo Group. For avoidance of doubt, any Person managed by Apollo Global Management, LLC or by one or more of Apollo Global Management, LLC’s Subsidiaries pursuant to a managed account agreement (or similar arrangement) without Apollo Global Management, LLC or by one or more of Apollo Global Management, LLC’s Subsidiaries controlling such Person as a general partner or managing member shall not be part of the Apollo Group;

Apollo Termination Event	means the time at which no member of the Apollo Group owns any Class B Common Shares;

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Applicable Law
means, with respect to any Person, all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates, judgments, decisions, decrees or orders of any Governmental Authority applicable to such Person;

Applicable Securities	means Relevant Securities other than Apollo Designated Voting Securities;

Applicable Shareholder	means any Shareholder or holder of New Securities (other than a member of the Apollo Group prior to an Apollo Termination Event);

Auditor	means the individual or entity for the time being performing the duties of auditor of the Company (if any);

Bermuda	means the Islands of Bermuda;

Board
means the board of directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the directors present at a meeting of directors at which there is a quorum;

Business Day	means any day that is not a Saturday, Sunday or other day on which commercial banks in Bermuda are authorised or required by law to close;

Bye-laws	means these tenth Amended and Restated Bye-laws adopted by the Company on June 8, 2017, in their present form or as from time to time amended;

Class B 9.9% U.S. Person	means a U.S. Person whose Adjustment Controlled Shares constitute more than nine and nine-tenths percent (9.9%) of the Total Voting Power of the Company;

Class B Common Shares	means the Class B Common Shares and unless otherwise indicated, the Transferred Class B Common Shares;

Class M Common Shares	means the Class M-1 Common Shares, Class M-2 Common Shares, Class M-3 Common Shares, Class M-4 Common Shares and any other class of common

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shares designated as Class M Common Shares by the Board;

Code
means the United States Internal Revenue Code of 1986, as amended from time to time, or any U.S. Federal statute from time to time in effect that has replaced such statute, and any reference in these Bye-laws to a provision of the Code or a Treasury regulation promulgated thereunder means such provision or regulation as amended from time to time or any provision of a U.S. Federal law or any U.S. Treasury regulation, from time to time in effect that has replaced such provision or regulation;

Company	means Athene Holding Ltd.;

Comparable Asset Manager
means an asset manager with personnel of experience, education and qualification, and whose services are of a scale and scope, comparable to those of AAM (after giving effect to any assistance provided to AAM by its Affiliates);

Controlled Shares
means, in reference to any Person or Shareholder, all Relevant Securities and Class B Common Shares owned by such Person or Shareholder either (i) directly, indirectly or constructively under Section 958 of the Code or (ii) beneficially within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

Director	means a director of the Company;

Disqualified Shareholder
means a Shareholder who holds Nonvoting Class A Common Shares or a Shareholder who owns Relevant Securities treated as Controlled Shares of any Applicable Shareholder holding Applicable Securities, or any Tax Attributed Affiliate of such an Applicable Shareholder, that is a Tentative 9.9% Shareholder;

Equity Securities
means all shares of capital stock of the Company, all securities exercisable or convertible into or exchangeable for shares of capital stock of the Company, and all options, warrants, and other rights to purchase or otherwise acquire from the Company

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shares of such capital stock, including any share appreciation or similar rights, contractual or otherwise;

Exchange Act	means the U.S. Securities Exchange Act of 1934, as amended;

Expenses
means all fees, costs and expenses incurred in connection with any Proceeding, including, without limitation, attorneys’ fees, disbursements and retainers, fees and disbursements of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), court costs, transcript costs, fees of experts, travel expenses, duplicating, printing and binding costs, telephone and fax transmission charges, postage, delivery services, secretarial services and other disbursements and expenses;

Governmental Authority
means any Bermudan, U.S. Federal, state, county, city, local or foreign governmental, administrative or regulatory authority, commission, committee, agency or body (including any court, tribunal or arbitral body and any self-regulating authority such as FINRA);

Group	shall have the meaning ascribed to it in Rule 13d-5 promulgated under the Exchange Act;

IMA	means the investment management agreement, dated as of July 22, 2009, as amended from time to time.

Independent Director
means any Director that meets the independence requirements under the then-prevailing rules of the New York Stock Exchange or, on and after an IPO of the Company, any stock exchange or quotation system on which the Company’s common equity securities are then listed or quoted, as determined by the Board;

Insolvency Event
means: (i) the Company or any Subsidiary thereof shall commence a voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar Applicable Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or

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shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other Proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorise any of the foregoing; (ii) an involuntary case or other Proceeding shall be commenced against the Company or any Subsidiary thereof seeking liquidation, reorganization or other relief with respect to it or its debts under bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other Proceeding shall remain undismissed and unstayed for a period of sixty days; or (iii) an order for relief shall be entered against the Company or any Subsidiary thereof under the bankruptcy laws in effect at such time;

IPO
means the consummation of the sale by one or more persons in an underwritten public offering of common equity of the Company that (i) is led by a nationally recognized financial institution, (ii) is registered on a S‑1 registration statement (or comparable form of registration statement) under the Securities Act (or applicable UK securities law) and (iii) following which such publicly-offered common equity is listed on the New York Stock Exchange, the NASDAQ Stock Market or the London Stock Exchange’s Main Market;

Liabilities	means losses, claims, damages, liabilities, joint or several, judgments, fines, penalties, interest, settlements or other amounts;

Liquidation
means: (i) any Insolvency Event; (ii) any Sale of the Company or (iii) any dissolution or winding up of the Company, other than any dissolution, liquidation or winding up in connection with any reincorporation of the Company in another jurisdiction;

Management Shareholder	means a Person employed by the Company, its Subsidiaries or AAM holding Common Shares; for

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the avoidance of doubt, no Person holding Common Shares shall be deemed to be a Management Shareholder solely due to such Person’s service as a member of the Board or the board of directors or similar governing body of AAM or any Subsidiary of the Company;

Minimum Shareholder
means a Shareholder of record of the Company meeting the minimum requirements set forth for eligible shareholders to submit shareholder proposals under Rule 14a-8 of the Exchange Act or any applicable rules thereunder as may be amended or promulgated thereunder from time to time;

Nonvoting Class A

Common Shares	Disqualified Class A Common Shares, Tax Disqualified I Class A Common Shares and Tax Disqualified II Class A Common Shares;

notice	means written notice as further provided in these Bye-laws unless otherwise specifically stated;

Officer	means any person appointed by the Board to hold an office in the Company;

Private Placement	means the issuance and sale of certain Common Shares by the Company in a private placement the initial settlement of which occurred in April 2014;

Proceeding
means claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, at law or in equity, by or before any Governmental Authority;

Realized Cash
means all amounts received in respect of any Class A Common Share held by an investor in any round of equity raising of the Company, whether such amount is in cash, securities or otherwise, including, without limitation, all dividends and other distributions, including assets, all proceeds received from the sale of such Class A Common Shares and all proceeds received from a Sale of the Company or a Liquidation of the Company (including, for the avoidance of doubt, all holdbacks, escrows, earn outs and other deferred payments upon the receipt of such amounts

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by such investor, and any amounts received in accordance with Bye-law 4.5), with the value of any distributed assets being the fair market value of such assets at the time of distribution as reasonably determined by the Board, and which amounts shall not include securities received as a result of share splits, including a share split in the form of a share dividend and all other pro rata distributions of shares, provided, that solely for purposes of determining the Return of Investment Amount, Realized Cash shall also include all amounts deemed to have been received by such investor after an IPO based on the volume weighted average closing trading price for such Class A Common Shares during the ninety (90) preceding trading days before any date of determination;
Register of

Directors and Officers	means the register of directors and officers referred to in these Bye-laws;

Register of Shareholders	means the register of shareholders referred to in these Bye-laws;

Registered Office	means the registered office of the Company, which shall be at such place in Bermuda as the Board shall from time to time appoint;
Registration Rights

Agreement
means that certain Third Amended and Restated Registration Rights Agreement, by and between the Company and certain Shareholders, dated as of April 4, 2014, as amended, supplemented or modified from time to time;

Related Insured Entity
means any Person who is (directly or indirectly) insured or reinsured by any of the Company’s Subsidiaries as specified in Schedule 1 hereto or by any ceding company as specified in Schedule 1 hereto to which the Company’s Subsidiaries provide reinsurance; provided, after the date hereof, such Schedule may be amended by the Board and shall be published in each case thereafter on the Company’s website. This definition is intended to comply with the intent of Section 953(c) of the Code and will be interpreted accordingly;

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Relative Class B

Ownership Percentage
means, with respect to the Smallest Class B 9.9% U.S. Person and with respect to a Shareholder, at any time the percentage of the total number of Class B Controlled Shares directly held by such Shareholder at such time that are attributed to such Smallest Class B 9.9% U.S. Person;

Relevant Securities	means (i) Class A Common Shares, (ii) Transferred Class B Common Shares and (iii) New Securities;

Resident Representative	means any person appointed to act as resident representative and includes any deputy or assistant resident representative;

Resolution
means a resolution of the Shareholders approved by Shareholders entitled to vote for the election of directors to the Board or, where required, of a separate class or separate classes of Shareholders, adopted in a general meeting, in each case in accordance with the provisions of these Bye-laws;

Return of Investment

Amount
means the aggregate, without duplication, of all (i) dividends (whether in cash or in specie), (ii) consideration in redemption and (iii) Realized Cash received or deemed to have been received by an investor with respect to each Class A Common Share;

Sale of the Company
means (i) the sale or transfer of all or substantially all of the Company’s assets to a Third Party; (ii) the sale or transfer of outstanding Equity Securities to a Third Party; or (iii) a business combination involving the Company and one or more additional Persons by means of merger, consolidation, scheme of arrangement, amalgamation, share exchange or similar transaction, in each case in clauses (ii) and (iii) above under circumstances in which the Third Party, immediately following such transaction, holds 51% or more of the aggregate economic value of the outstanding Equity Securities. A sale (or multiple sales) of one or more Subsidiaries of the Company (whether by way of merger, consolidation, reorganization or sale of all or substantially all of the assets or securities or otherwise) which constitutes all or substantially all of the consolidated assets or

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revenues of the Company shall be deemed a Sale of the Company;

SEC	means the U.S. Securities and Exchange Commission;

Securities Act	means the U.S. Securities Act of 1933, as amended;

Secretary
means the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the Secretary;

Shareholder
means the person registered in the Register of Shareholders as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Shareholders as one of such joint holders or all of such persons, as the context so requires;

Shareholders Agreement
means that certain Sixth Amended and Restated Shareholders Agreement of the Company, by and between the Company and certain Shareholders, dated as of April 4, 2014, as amended, supplemented or modified from time to time;

Smallest Class B 9.9%

U.S. Person
means, at any time, the Class B 9.9% U.S. Person whose Adjustment Controlled Shares constitute the smallest percentage of the Total Voting Power of the Company among all Class B 9.9% U.S. Persons as of such time; provided, that in the event of a tie the Smallest Class B 9.9% U.S. Person shall be the Class B 9.9% U.S. Person whose full legal name is first alphabetically;

Specified Number	means the quotient of (i) the percentage of the Total Voting Power of the Company represented by the Class A Common Shares, divided by (ii) 9.9%, rounded up to the nearest whole number;

Specified Shareholders	means Persons owning no Relevant Securities which are treated as Controlled Shares of any Applicable Shareholder holding Applicable Securities, or any Tax

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Attributed Affiliate of such an Applicable Shareholder, that is a Tentative 9.9% Shareholder;

Subscription Agreements	means those certain Subscription Agreements by and among the Company and certain Shareholders entered into prior to the date hereof;

Subsidiary
means, with respect to any Person, any other Person the majority of whose equity securities or voting securities able to elect the board of directors or comparable governing body are directly or indirectly owned or controlled by such Person;

Supermajority of the

Class B Common Shares	means Class B Common Shares representing 2/3 of the Total Voting Power attributable to the Class B Common Shares;

Tax Attributed Affiliates
means, with respect to any Shareholder, any person (i) related (within the meaning of Section 953(c) of the Code) to such Shareholder or (ii) to whom the ownership of the Class A Common Shares held by such Shareholder is attributed pursuant to Section 958 of the Code;

Tentative 9.9% Shareholder	means a Person that, but for adjustments to the voting rights of Relevant Securities pursuant to Bye-law 4.4, would be a 9.9% Shareholder;

Third Party
means any Person, or any Group of Persons, who, immediately prior to a proposed Sale of the Company, held less than 10% of the aggregate economic value of the outstanding Equity Securities; provided, that the Company and its Subsidiaries shall not be a Third Party or a member of a Group of Persons constituting a Third Party;

Total Voting Power	means the total votes attributable to all shares of the Company issued and outstanding;

Treasury Share	means a share of the Company that was or is treated as having been acquired and held by the Company and has been held continuously by the Company since it was so acquired and has not been cancelled;

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U.S. Person	means a “United States person”, as such term is defined in Section 957(c) of the Code; and

Voting Ratio
means, with respect to any share in the Company, a fraction (i) the numerator of which is the percentage of the Total Voting Power represented by such share and (ii) the denominator of which is a fraction (expressed as a percentage) (a) the numerator of which is the value of that share and (b) the denominator of which is the total value of all outstanding shares in the Company.

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1.2	In these Bye-laws, the following terms have the meanings set forth in the sections indicated:

Term	Bye-law
Apollo Designated Voting Security	4.7(b)
Apollo Employee Shareholders	4.2(d)
cause	44.1
Chairman	49(c)
Class B Adjustment Condition	4.2(b)(iii)
Class B Restructuring	4.2(b)
Common Shares	4.1
Company Merger Vote	4.2(f)
Company Opportunity	57.1
Conflicts Committee	67.1(a)
Covered Arrangement	23.4(b)
Covered Person	56.1
Disqualified Class A Common Share	4.2(a)
Escrow	4.5(d)
Group 1 Preference Amount	4.5(a)
Group 2 Preference Amount	4.5(a)
Group 3 Preference Amount	4.5(a)
Group 4 Preference Amount	4.5(a)
Group M Preference Amount	4.5(a)
IMA Termination Effective Date	88.1
IMA Termination Election Date	88.1
IMA Termination Notice	88.1
Indemnified Persons	56.12
Insurance Subsidiaries	57.1
New IMA	88.1
New Securities	4.2(b)
Other Holders	40.11
public announcement	23.6
Reallocation	4.5(g)
Shareholder Affiliates	56.12
Specified Parties	57.1
Subject Holder	4.5(g)
Tax Disqualified I Class A Common Share	4.2(a)
Tax Disqualified II Class A Common Share	4.2(a)
Transferred Class B Common Shares	4.2(b)
Valid IMA Termination Notice	88.1
Vice Chairman	49(c)
Voting Commitment	40.7

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1.3	In these Bye-laws, where not inconsistent with the context:

(a)	words denoting the plural number include the singular number and vice versa;

(b)	words denoting the masculine gender include the feminine and neuter genders;

(c)
words importing “person” or “Person” shall be construed in the broadest sense and means and includes a natural person, a partnership, a corporation, an association, a joint share company, a limited liability company, a trust, a joint venture, an unincorporated organization and any other entity and any federal, state, municipal, foreign or other government, governmental department, commission, board, bureau, agency or instrumentality, or any private or public court or tribunal;

(d)	the words:

(i)	“may” shall be construed as permissive; and

(ii)	“shall” shall be construed as imperative; and

(e)	unless otherwise provided herein, words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

1.4
In these Bye-laws expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

1.5	Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

1.6
The rights and obligations set forth in these Bye-laws may be modified or restricted by any shareholders agreement entered into by two or more Shareholders or by the Company and one or more Shareholders, provided, that any such modification or restriction shall apply only to the parties to such shareholders agreement.

SHARES

2.	Power to Issue Shares

2.1
Subject to these Bye-laws and to any Resolution to the contrary and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the power and authority to the fullest extent permitted under the Act, but subject to all contractual restrictions to which the Company is bound, to issue any unissued shares on such terms and conditions as it may determine and any shares or class of shares may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend,

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voting, return of capital, or otherwise as the Board may by resolution prescribe, and to fix or alter the number of shares comprising any such class or series.

2.2
The authority of the Board with respect to each such class or series shall include, without any limitation of the foregoing, the right to determine and fix the following preferences and powers, which may vary as between different classes or series of shares:

(a)	the distinctive designation of such class or series and the number of shares to constitute such class or series;

(b)
the rate at which any dividends on the shares of such class or series shall be declared and paid, or set aside for payment, whether dividends at the rate so determined shall be cumulative or accruing, and whether the shares of such class or series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so, on what terms;

(c)	the right or obligation, if any, of the Company to redeem shares of the particular class or series and, if redeemable, the price, terms and manner of such redemption;

(d)
the special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such class or series shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the Company;

(e)
the terms and conditions, if any, upon which shares of such class or series shall be convertible into, or exchangeable for, shares of capital stock of any other class or series, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

(f)
the obligation, if any, of the Company to retire, redeem or purchase shares of such series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligation;

(g)	voting rights, if any, including special voting rights with respect to the election of directors and matters adversely affecting any such class or series; and

(h)	limitations, if any, on the issuance of additional shares of such class or series or any shares of any other class or series.

2.3
Subject to the Act, any preference shares may be issued or converted into shares that (at a determinable date or at the option of the Company or the holder) are liable to be redeemed on such terms and in such manner as may be determined by the Board (before the issue or conversion).

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3.	Power of the Company to Purchase its Shares

3.1	The Company may purchase its own shares for cancellation or acquire them as Treasury Shares in accordance with the Act on such terms as the Board shall think fit.

3.2	The Board may exercise all the powers of the Company to purchase or acquire all or any part of its own shares in accordance with the Act.

4.	Rights Attaching to Shares

4.1
Subject to any Resolution to the contrary (and without prejudice to any special rights conferred thereby on the holders of any other shares or class of shares), the common share capital of the Company shall be divided into Class A Common Shares, Class B Common Shares and Class M Common Shares (collectively, the “Common Shares”). In accordance with Bye-law 2.2, the Board may authorize the creation and issuance of one or more series of preference shares.

4.2	Prior to the occurrence of an Apollo Termination Event, the voting rights of the Common Shares shall be as follows:

(a)
Subject to adjustment by Bye-law 4.2(b), Bye-law 4.2(e) and Bye-law 4.2(f), the Class A Common Shares shall collectively represent 55% of the Total Voting Power of the Company. Subject to adjustment by Bye-law 4.2(b), Bye-law 4.2(e), Bye-law 4.2(f) and Bye-law 4.4, each Class A Common Share shall be entitled to a number of votes equal to 55 multiplied by a fraction, the numerator of which is 1 and the denominator of which is, without duplication, (i) the total number of Class A Common Shares outstanding at the time such determination is made less (ii) the total number of Nonvoting Class A Common Shares (if any). Notwithstanding the foregoing, subject to Bye-law 4.2(f), (x) no Class A Common Share (other than any Apollo Designated Voting Security) held by a Shareholder who also owns (or whose Tax Attributed Affiliates own) (in each case, directly, indirectly or constructively, pursuant to Section 958 of the Code) Class B Common Shares (a “Disqualified Class A Common Share”), (y) no Class A Common Share held by a Shareholder (other than a Shareholder who is a member of the Apollo Group) who also owns (or whose Tax Attributed Affiliates own) (in each case, directly, indirectly or constructively, pursuant to Section 958 of the Code), any equity interests (for this purpose, including any instrument or arrangement that is treated as an equity interest for U.S. federal income tax purposes) of Apollo Global Management, LLC or AP Alternative Investments, L.P. (each a “Tax Disqualified I Class A Common Share”) and (z) no Class A Common Share (other than any Apollo Designated Voting Security) held by a Shareholder who is a member of the Apollo Group (but only, in the case of this clause (z), at a time in which any member of the Apollo Group holds any Class B Common Shares) (each a “Tax Disqualified

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II Class A Common Share”) shall have a right to vote, and such Nonvoting Class A Common Shares shall not be counted in determining the voting power of a Class A Common Share pursuant to the immediately preceding sentence.

(b)
(i)     Subject to adjustment by the following provisions of this Bye-law 4.2(b), Bye-law 4.2(e) and Bye-law 4.2(f), the Class B Common Shares shall collectively represent 45% of the Total Voting Power of the Company. If AAA Guarantor - Athene, L.P. holds a majority of the Class B Common Shares, the cumulative vote of the Class B Common Shares shall be cast based on the vote of the majority of the Class B Common Shares, voting as a class, and Bye-laws 4.2(b)(iii), (iv) and (v) shall not be in effect. If AAA Guarantor - Athene, L.P. does not hold a majority of the Class B Common Shares, the voting power of the Class B Common Shares shall be allocated among all holders of Class B Common Shares on a pro rata basis except as provided elsewhere in this Bye-law 4.2.

(ii)     Any holder of Class B Common Shares (other than Transferred Class B Common Shares) that is a member of the Apollo Group may, from time to time, with the consent of the holders of a Supermajority of the Class B Common Shares, reduce the voting power attributable to its Class B Common Shares by:
(A) transferring any of such holder’s Class B Common Shares to any other person (who may or may not be a member of the Apollo Group) and designating by voting agreement with such transferee (1) the aggregate voting power of the Class B Common Shares being transferred, (2) the exclusion of such transferred Class B Common Shares from Bye-law 4.2(e) and (3) the corresponding decrease in the aggregate voting power of such holder’s Class B Common Shares not so transferred (such transferred Class B Common Shares, the “Transferred Class B Common Shares”), provided, however, that such transfer shall not be permitted to the extent such reallocation would cause the Voting Ratio with respect to any Class B Common Share to be greater than fifteen (15),
(B) transferring by any shareholders agreement a designated percentage of voting power of its Class B Common Shares to the Class A Common Shares as a class; provided, that any transfer of voting power attributable to its Class B Common Shares pursuant to this clause (B) shall reduce the collective voting power attributable to the Class B Common Shares as a class,
(C) converting any of such holder’s Class B Common Shares, on a one-for-one basis or other basis as may be determined by the Apollo Group, into a new series or class of securities of the Company issued

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in accordance with these Bye-laws having such voting rights as the holders of a Supermajority of the Class B Common Shares may determine (the “New Securities” and any such transfer or conversion, a “Class B Restructuring”); provided, that (1) any Class B Restructuring may modify the voting power of the Class B Common Shares being transferred or converted as the holders of a Supermajority of the Class B Common Shares may determine, (2) following any Class B Restructuring the aggregate voting power of any outstanding Class B Common Shares and any such new class or series of shares shall not exceed 45% of the Total Voting Power of the Company, and (3) that no Class B Restructuring shall result in the Total Voting Power of the Company equaling a percentage other than 100%;
and provided further, that that the rights of Transferred Class B Common Shares and New Securities shall be subject to Bye-law 4.4.
(iii)     (A)    If, after adjustment by Bye-law 4.2(e) and Bye-law 4.2(f), and before application of this Bye-law 4.2(b)(iii) or Bye-law 4.2(b)(iv), (1) there are one or more Class B 9.9% U.S. Persons whose aggregate Adjustment Controlled Shares constitute more than (a) twenty-four and nine-tenths percent (24.9%) of the Total Voting Power of the Company or (b) twenty-four and nine-tenths percent (24.9%) of the aggregate value of all outstanding shares of the Company, or (2) there are one or more Class B 9.9% U.S. Persons that are classified as individuals, estates or trusts for U.S. federal income tax purposes (clauses (1) and (2) together, the “Class B Adjustment Condition”), then the adjustments described in Bye-law 4.2(b)(iii)(B) to the allocation of the voting power of the Class B Common Shares shall be made in the order there listed (but in all cases subject to Bye-law 4.2(b)(iv)).
(B)
(1)    First, the voting power of the Class B Common Shares directly held by the Adjustment Shareholder or Adjustment Shareholders that are attributable to the Smallest Class B 9.9% U.S. Person shall be reduced (but not below zero (0)) until the Class B Adjustment Condition is no longer met or such Smallest Class B 9.9% U.S. Person is no longer a Class B 9.9% U.S. Person (taking into account any reallocation of voting power pursuant to clause (2) below), whichever requires the smallest reduction in voting power.
(2)    Second, the aggregate voting power reduced in clause (1) above shall be reallocated pro rata among the Class B Common Shares directly held by all other Shareholders.
(3)     Third, the adjustments described in clause (1) and the reallocation described in clause (2) above shall be reapplied serially to the

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next Smallest Class B 9.9% U.S. Person until the Class B Adjustment Condition is no longer met.
(4)    Any excess voting power that cannot be reallocated pursuant to clauses (1), (2) and (3) above shall be transferred pursuant to Bye-law 4.2(b)(v), and thereafter clause (3) above shall not apply.
(iv)      Notwithstanding Bye-law 4.2(b)(iii)(B)(2), the pro rata reallocation of the voting power of the Class B Common Shares pursuant to Bye-law 4.2(b)(iii)(B)(2) shall not be permitted to the extent such reallocation would cause (A) a U.S. Person to become a Class B 9.9% U.S. Person (determined after application of Bye-law 4.2(b)(iii)), or (B) the Voting Ratio with respect to any Class B Common Share to be greater than fifteen (15). Any voting power that cannot be reallocated on a pro rata basis among all of the Class B Common Shares directly held by all other Shareholders due to this Bye-law 4.2(b)(iv) shall nonetheless be reallocated to such shares to the maximum extent possible without violating the limitations contained in this Bye-law 4.2(b)(iv).
(v)     If, after adjustment by Bye-law 4.2(b)(iii), Bye-law 4.2(e) and Bye-law 4.2(f), and before application of this Bye-law 4.2(b)(v), clause (1) of the Class B Adjustment Condition continues to be met, then the holders of Class B Common Shares shall be deemed to have made an irrevocable election under Bye-law 4.2(e) to reduce the Total Voting Power of the Company represented by the Class B Common Shares (and correspondingly increase the percentage of the Total Voting Power of the Company represented by the Class A Common Shares) to the extent necessary so that the Class B Adjustment Condition is no longer met, provided, that the Total Voting Power of the Company represented by the Class B Common Shares shall not be reduced, or shall be reduced to a lesser extent, if so determined by unanimous vote or written consent of all Affected Class B Shareholders, if all such votes or consents are received by the Company no later than 2 Business Days prior to the date of the relevant vote. If the Total Voting Power of the Company represented by the Class B Common Shares is reduced pursuant to this Bye-law 4.2(b)(v), it shall not again be increased.

(c)
The Class M Common Shares shall have no right to vote on any matters to be voted on by the Shareholders (including, without limitation, any election or removal of directors) and the Class M Common Shares shall not be included in determining the number of shares voting or entitled to vote on such matters, except as provided in Bye-law 4.2(f) and where required under Bermuda law.

(d)
Notwithstanding anything to the contrary herein, on and after the initial settlement of the Private Placement, the aggregate votes conferred by the Common Shares held by all Management Shareholders and employees of

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the Apollo Group that are Shareholders (“Apollo Employee Shareholders”) shall be reduced pro rata to the extent necessary such that all such Common Shares held by all Management Shareholders and Apollo Employee Shareholders shall constitute collectively no more than 3% of the Total Voting Power. This clause shall not affect the respective aggregate voting power of the Class A Common Shares of 55% of the Total Voting Power and the Class B Common Shares of 45% of the Total Voting Power, subject to adjustment by Bye-law 4.2(b), Bye-law 4.2(e) and Bye-law 4.2(f). Any voting rights of Management Shareholders and Apollo Employee Shareholders that are limited by this Bye-law 4.2(d) (subject to Bye-law 4.2(e)) shall reduce the voting power of each Management Shareholder and Apollo Employee Shareholder pro-rata, and increase the voting power of the Specified Shareholders (other than Management Shareholders and Apollo Employee Shareholders) holding Class A Common Shares in the same manner as specified in, and subject to the operation of, Bye-law 4.4(a)(iii).

(e)
If AAA Guarantor - Athene, L.P. holds a majority of the Class B Common Shares, the holders of the Class B Common Shares, by a vote of the majority of the Class B Common Shares, may at any time and from time to time elect to reduce the percentage of the Total Voting Power of the Company represented by the Class B Common Shares (and correspondingly increase the percentage of the Total Voting Power of the Company represented by the Class A Common Shares, so that the Total Voting Power of the Company remains equal to 100%), subject to further adjustment by Bye-law 4.2(f) (including, without limitation, by an election that results in increased voting rights attributable to the Class A Common Shares), and if so provided by the terms of such election, such election shall be irrevocable.

(f)
Notwithstanding Bye-law 4.2(a), Bye-law 4.2(b), Bye-law 4.2(c) and Bye-law 4.2(e), in connection with any vote of Shareholders to approve a merger or amalgamation with respect to the Company (a “Company Merger Vote”), any issued and outstanding Nonvoting Class A Common Share and each Class M Common Share, shall have the power to vote in connection with any such Company Merger Vote. Solely in connection with any such Company Merger Vote, such Nonvoting Class A Common Shares and Class M Common Shares shall collectively represent 0.1% of the Total Voting Power of the Company (such voting power allocated equally among the Nonvoting Class A Common Shares and Class M Common Shares) with the Total Voting Power attributable to each of the voting Class A Common Shares and Class B Common Shares being reduced by such percentage on a pro rated basis determined based on Total Voting Power of each such class.

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4.3	From and after the occurrence of an Apollo Termination Event, the voting rights of the Common Shares shall be as follows:

(a)
Subject to Bye-law 4.3(c), the Class A Common Shares shall represent 100% of the Total Voting Power of the Company. Subject to Bye-law 4.4, each Class A Common Share shall be entitled to one vote per Class A Common Share. Notwithstanding the foregoing, subject to Bye-law 4.3(b), no Tax Disqualified I Class A Common Share shall have the right to vote.

(b)
Subject to Bye-law 4.3(c), the Class M Common Shares shall have no right to vote on any matters to be voted on by the Shareholders (including, without limitation, any election or removal of directors) and the Class M Common Shares shall not be included in determining the number of shares voting or entitled to vote on such matters, except where required under Bermuda law and as provided in this Bye-law 4.3(b).

(c)
In connection with any Company Merger Vote, any Tax Disqualified I Class A Common Share or Class M Common Share that is not otherwise entitled to vote in accordance with this Bye-law 4.3 shall have the power to vote in connection with any such Company Merger Vote.  Solely in connection with any such Company Merger Vote, such Tax Disqualified I Class A Common Shares and Class M Common Shares shall collectively represent 0.1% of the Total Voting Power of the Company (such voting power allocated equally among the Tax Disqualified I Class A Common Shares and Class M Common Shares) with the Total Voting Power attributable to the Class A Common Shares (other than Tax Disqualified I Class A Common Shares) being reduced by such percentage on a pro rated basis.

4.4
The voting rights of the Relevant Securities shall be subject to the following provisions (provided, that this Bye-law 4.4 shall not apply at any time that there are fewer than the Specified Number of holders of Relevant Securities (for this purpose, treating all such holders that are classified as disregarded entities with the same regarded owner for U.S. federal income tax purposes, together with such regarded owner as one such holder), excluding Disqualified Shareholders):

(a)

(i)
Other than with respect to any Tentative 9.9% Shareholder, except upon the consent of at least 75% of the Board and any Applicable Shareholder holding Controlled Shares of such Tentative 9.9% Shareholder, the voting power of each Applicable Security is hereby adjusted (and shall be automatically adjusted in the future) to the extent necessary so that no Applicable Shareholder holding Applicable Securities, and no Tax Attributed Affiliate of any such Applicable Shareholder, is a 9.9% Shareholder. For the avoidance of doubt, the Board may, in its discretion, grant its consent for

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purposes of the exception provided in the immediately preceding sentence for any individual Applicable Shareholder or group of Applicable Shareholders and need not grant its consent for all Applicable Shareholders. The Board shall from time to time, including prior to any time at which a vote of Shareholders is taken, take all reasonable steps necessary to ascertain through communications with Shareholders or otherwise (including by reviewing publicly-filed ownership reports of Shareholders filed pursuant to Section 16 of the Securities Exchange Act of 1934, as amended) whether there exists, or will exist at the time any vote of Shareholders is taken, an Applicable Shareholder holding Applicable Securities, or a Tax Attributed Affiliate of such an Applicable Shareholder, that is a Tentative 9.9% Shareholder.

(ii)
In the event that an Applicable Shareholder holding Applicable Securities, or a Tax Attributed Affiliate of such an Applicable Shareholder, that is a Tentative 9.9% Shareholder exists, the aggregate votes conferred by the Applicable Securities held by an Applicable Shareholder and treated as Controlled Shares of that Tentative 9.9% Shareholder shall be reduced to the extent necessary such that the Controlled Shares of the Tentative 9.9% Shareholder will constitute no more than 9.9% of the Total Voting Power.

(iii)
The votes attributable to the Relevant Securities of Specified Shareholders shall, in the aggregate, be increased across such Specified Shareholders pro rata based on the then current voting power attributable to Relevant Securities, as applicable, by the same number of votes subject to reduction as described above. Such increase shall apply to all such Specified Shareholders in proportion to the voting power attributable to their Relevant Securities, at that time; provided, that such increase shall be limited as to any Specified Shareholder to the extent necessary to avoid causing such Specified Shareholder, or any of its Tax Attributed Affiliates, to be a 9.9% Shareholder. The adjustments of voting power described in this Bye-law 4.4 shall apply repeatedly until there would be no 9.9% Shareholder or until successive application would not result in any change in the voting power of any Relevant Securities. For the avoidance of doubt, in applying the provisions of Bye-law 4.4, a Relevant Security may carry a fraction of a vote.

(b)
The Board may deviate from any of the principles described in this Bye-law 4.4 and determine that Relevant Securities held by a Specified Shareholder shall carry different voting rights (or no voting rights) as it determines appropriate (1) to avoid the existence of any 9.9% Shareholder or (2) (i) to avoid adverse tax, legal or regulatory consequences to the Company or (ii)

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upon the request of a Specified Shareholder, to avoid adverse insurance regulatory, bank regulatory or other regulatory consequences for such Specified Shareholder.
(c)

(i)
The Board shall have the authority to request from any Person holding, directly or indirectly, Applicable Securities or Class B Common Shares, and such Person shall provide, as promptly as reasonably practicable, such information as the Board may require for the purpose of determining whether any Person’s voting rights are to be adjusted pursuant to these Bye-laws. If such Person fails to reasonably respond to such a request, or submits incomplete or inaccurate information in response to such a request, the Company may, in its sole and absolute discretion, determine that such Person’s Applicable Securities or Class B Common Shares shall carry no voting rights or reduced voting rights, in which case such Applicable Securities or Class B Common Shares shall not carry any voting rights or shall carry only such reduced voting rights until otherwise determined by the Company in its sole and absolute discretion.

(ii)
Any Person shall give notice to the Company within ten days following the date that such Person acquires actual knowledge that it is a Tentative 9.9% Shareholder or that its Applicable Securities are Controlled Shares of a Tentative 9.9% Shareholder.

(iii)
Notwithstanding the foregoing, no Person shall be liable to any other Person or the Company for any losses or damages resulting from a Shareholder’s failure to respond to, or submission of incomplete or inaccurate information in response to, a request under paragraph (i) above or from such Person’s failure to give notice under paragraph (ii) above. The Board may rely on the information provided by a Person under this Bye-law 4.4(c) in the satisfaction of its obligations under this Bye-law 4.4. The Company may, but shall have no obligation to, provide notice to any Person of any adjustment to its voting power that may result from the application of this Bye-law 4.4.

4.5

(a)
The Common Shares shall be entitled to such dividends, in proportion to the number of Class A Common Shares, Class B Common Shares and Class M Common Shares held by such holder, as the Board may from time to time declare, provided, that (A) the holders of Class M-1 Common Shares shall be entitled to receive dividends declared by the Board, if any, only if, on the date of declaration of such dividend, previous Return of Investment Amounts shall have been received (or deemed received where applicable) since the

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date of issuance of such Class M-1 Common Shares with respect to any Class A Common Shares and Class B Common Shares in an amount equal to $10 per share (the “Group 1 Preference Amount”), (B) the holders of Class M-2 Common Shares shall be entitled to receive dividends declared by the Board, if any, only if, on the date of declaration of such dividend, previous Return of Investment Amounts shall have been received (or deemed received where applicable) since the date of issuance of such Class M-2 Common Shares with respect to any Class A Common Shares and Class B Common Shares in an amount equal to $10.77 per share (the “Group 2 Preference Amount”), (C) the holders of Class M-3 Common Shares shall be entitled to receive dividends declared by the Board, if any, only if, on the date of declaration of such dividend, previous Return of Investment Amounts shall have been received (or deemed received where applicable) since the date of issuance of such Class M-3 Common Shares with respect to any Class A Common Shares and Class B Common Shares in an amount equal to $13.46 per share (the “Group 3 Preference Amount”), (D) the holders of Class M-4 Common Shares shall be entitled to receive dividends declared by the Board, if any, only if, on the date of declaration of such dividend, previous Return of Investment Amounts shall have been received (or deemed received where applicable) since the date of issuance of such Class M-4 Common Shares with respect to any Class A Common Shares and Class B Common Shares in an amount equal to $26.00 per share (the “Group 4 Preference Amount”) and (E) the holders of any other class of Class M Common Shares shall be entitled to receive dividends declared by the Board, if any, only if, on the date of declaration of such dividend, previous Return of Investment Amounts shall have been received (or deemed received where applicable) since the initial issuance date of such Class M Common Shares with respect to any Class A Common Shares and Class B Common Shares in an amount equal to a price per share and with such priority of distribution and payment of such dividends with respect to such Class M Common Shares to be designated by the Board (collectively with the Group 1 Preference Amount, the Group 2 Preference Amount, the Group 3 Preference Amount and the Group 4 Preference Amount, the “Group M Preference Amount”); provided, that the payment of dividends on any Class M Common Shares issued as a “restricted share” shall be subject to any vesting and other rights or limitations set forth in any applicable Company incentive plan or restricted share award agreement.

(b)
In addition to the foregoing, upon a Liquidation, after payment or provision for payment of the debts and other liabilities of the Company, distributions out of the remaining assets of the Company available for distribution to its Shareholders shall be made as follows: (i) first, the holders of the Class A Common Shares and Class B Common Shares (on a pro-rata basis based upon the number of Class A Common Shares and Class B Common Shares held by each such holder in proportion to the total number of Class A Common

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Shares and Class B Common Shares then outstanding), shall be entitled to receive in the aggregate all distributions until such time as aggregate distributions are made in an amount equal to the Group 1 Preference Amount to the holders of Class A Common Shares and Class B Common Shares described in such definition (less any amounts paid as dividends in respect of the Group 1 Preference Amount pursuant to clause (a) above); (ii) second, the holders of Class A Common Shares, Class B Common Shares and Class M-1 Common Shares (on a pro-rata basis based upon the number of Class A Common Shares, Class B Common Shares and Class M-1 Common Shares held by each such holder in proportion to the total number of Class A Common Shares, Class B Common Shares and Class M‑1 Common Shares then outstanding), shall be entitled to receive in the aggregate all distributions until such time as aggregate distributions are made in an amount equal to the Group 2 Preference Amount to the holders of Class A Common Shares and Class B Common Shares described in such definition (less any amounts paid as dividends in respect of the Group 2 Preference Amount pursuant to clause (a) above); (iii) third, the holders of Class A Common Shares, Class B Common Shares, Class M-1 Common Shares and Class M-2 Common Shares (on a pro-rata basis based upon the number of Class A Common Shares, Class B Common Shares, Class M-1 Common Shares and Class M-2 Common Shares held by each such holder in proportion to the total number of Class A Common Shares, Class B Common Shares, Class M‑1 Common Shares and Class M-2 Common Shares then outstanding), shall be entitled to receive in the aggregate all distributions until such time as aggregate distributions are made in an amount equal to the Group 3 Preference Amount to the holders of Class A Common Shares and Class B Common Shares described in such definition (less any amounts paid as dividends in respect of the Group 3 Preference Amount pursuant to clause (a) above); (iv) fourth, the holders of Class A Common Shares, Class B Common Shares, Class M-1 Common Shares, Class M-2 Common Shares and Class M-3 Common Shares (on a pro-rata basis based upon the number of Class A Common Shares, Class B Common Shares, Class M-1 Common Shares, Class M-2 Common Shares and Class M-3 Common Shares held by each such holder in proportion to the total number of Class A Common Shares, Class B Common Shares, Class M‑1 Common Shares, Class M-2 Common Shares and Class M-3 Common Shares then outstanding), shall be entitled to receive in the aggregate all distributions until such time as aggregate distributions are made in an amount equal to the Group 4 Preference Amount to the holders of Class A Common Shares and Class B Common Shares described in such definition (less any amounts paid as dividends in respect of the Group 4 Preference Amount pursuant to clause (a) above); (v) fifth, the holders of Class A Common Shares, Class B Common Shares, Class M-1 Common Shares, Class M-2 Common Shares, Class M-3 Common Shares and Class M-4 Common Shares (on a pro-rata basis based upon the number of Class A Common Shares, Class B Common Shares, Class M-1 Common Shares,

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Class M-2 Common Shares, Class M-3 Common Shares and Class M-4 Common Shares held by each such holder in proportion to the total number of Class A Common Shares, Class B Common Shares, Class M‑1 Common Shares, Class M-2 Common Shares, Class M-3 Common Shares and Class M-4 Common Shares then outstanding), shall be entitled to receive in the aggregate all distributions until such time as aggregate distributions are made in an amount equal to the applicable Group M Preference Amount to the holders of Class A Common Shares and Class B Common Shares described in such definition (less any amounts paid as dividends in respect of such Group M Preference Amount pursuant to clause (a) above) and (vi) thereafter, the holders of Common Shares (on a pro-rata basis based upon the number of Common Shares held by each such holder in proportion to the total number of Common Shares then outstanding) shall be entitled to receive in the aggregate all distributions, subject to any preference of any other Class M Common Shares set forth in such designation.

(c)
Unless and until the Group 1 Preference Amount is satisfied, the Class A Common Shares and Class B Common Shares, which shall rank pari passu with respect to one another, shall rank senior to the Class M Common Shares in terms of dividends and only after the Group 1 Preference Amount has been fully satisfied will dividends be paid pro rata to the Class A Common Shares, the Class B Common Shares and the Class M-1 Common Shares as a whole. After the Group 1 Preference Amount has been satisfied, but unless and until the Group 2 Preference Amount is satisfied, the Class A Common Shares, Class B Common Shares and Class M-1 Common Shares, which shall rank pari passu with respect to one another, shall rank senior to the Class M-2 Common Shares in terms of dividends, and only after the Group 2 Preference Amount has been fully satisfied will dividends be paid pro rata to the Class A Common Shares, the Class B Common Shares, the Class M-1 Common Shares and the Class M-2 Common Shares as a whole. After the Group 2 Preference Amount has been satisfied, but unless and until the Group 3 Preference Amount is satisfied, the Class A Common Shares, Class B Common Shares, Class M-1 Common Shares and Class M-2 Common Shares, which shall rank pari passu with respect to one another, shall rank senior to the Class M-3 Common Shares in terms of dividends, and only after the Group 3 Preference Amount has been fully satisfied will dividends be paid pro rata to the Class A Common Shares, the Class B Common Shares, the Class M-1 Common Shares, the Class M-2 Common Shares and the Class M-3 Common Shares as a whole. After the Group 3 Preference Amount has been satisfied, but unless and until the Group 4 Preference Amount is satisfied, the Class A Common Shares, Class B Common Shares, Class M-1 Common Shares, Class M-2 Common Shares and Class M-3 Common Shares, which shall rank pari passu with respect to one another, shall rank senior to the Class M-4 Common Shares in terms of dividends, and only after the Group 4 Preference Amount has been fully satisfied will dividends be

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paid pro rata to the Common Shares as a whole, subject to any preference of the Class A Common Shares, the Class B Common Shares, the Class M-1 Common Shares, the Class M-2 Common Shares, the Class M-3 Common Shares and the Class M-4 Common Shares over any other series of Class M Common Shares set forth in such designation and the preference of any series of Class M Common Shares over another series of Class M Common Shares.

(d)
Notwithstanding anything to the contrary in this Bye-law 4.5, if, as a result of any applicable escrow, holdback or other similar contingency provision (collectively, “Escrow”) contained in any transaction document governing any Liquidation, the assets and funds to be distributed upon the occurrence of such Liquidation are insufficient to permit the payment of the full applicable Group M Preference Amount that, in each case, would be payable in the absence of the Escrow, the Company shall ensure that the transaction document relating to such Liquidation shall provide that the remainder of the assets or funds upon the release of such Escrow shall be reallocated among the Class A Common Shares, Class B Common Shares, and Class M Common Shares in a manner to reflect what each such Shareholder would have received if such assets or funds had been distributed by the Company to such Shareholders in a Liquidation for cash and the proceeds thereof had been distributed in accordance with the provisions of Bye-law 4.5.

(e)
In the event of a Liquidation resulting from circumstances set forth in either clause (ii) or clause (iii) of the definition of Sale of the Company, the “remaining assets of the Company available for distribution” (as referred to in clause (b) above) shall be deemed to be the aggregate consideration to be paid to all holders of Class A Common Shares, Class B Common Shares, and Class M Common Shares participating in such Liquidation. In connection with such a Liquidation, the holders of the Class A Common Shares, Class B Common Shares and Class M Common Shares shall allocate the aggregate consideration to be paid to all such Shareholders participating in such Liquidation among such Shareholders, such that each such Shareholder shall receive the same portion of the aggregate consideration from such Liquidation that such Shareholder would have received if such aggregate consideration had been distributed by the Company in a Liquidation caused by circumstances other than those set forth in clause (ii) or clause (iii) of the definition of Sale of the Company.

(f)
If any or all of the proceeds payable to the Shareholders in connection with a Liquidation are in a form other than cash or marketable securities, the fair market value of such consideration shall be determined in good faith by the Board.

(g)	Any time a holder of Class M Common Shares (a “Subject Holder”) receives consideration pursuant to the sale or transfer of such Class M Common

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Shares and the applicable Group M Preference Amount has not been satisfied, such consideration shall be reallocated among the Class A Common Shares, Class B Common Shares and Class M Common Shares in a manner to reflect what each such Shareholder would have received if such aggregate consideration had been distributed by the Company to such Shareholders in a Liquidation for cash and the proceeds thereof had been distributed in accordance with the provisions of Bye-law 4.5 (a “Reallocation”). Any consideration reallocated to the Class A Common Shares and Class B Common Shares pursuant to this Bye-law 4.5(g) shall be included in determining whether, pursuant to Bye-law 4.5, dividends or distributions in an amount equal to the applicable Group M Preference Amount has been paid with respect to Class A Common Shares and Class B Common Shares. At any time after the Group 1 Preference Amount, Group 2 Preference Amount, Group 3 Preference Amount, Group 4 Preference Amount or any other Group M Preference Amount, as applicable, is satisfied following a Reallocation (on a pro forma basis without regard to any Reallocation), the Company shall pay or cause to be paid to each Subject Holder, out of amounts otherwise available for distribution to the Shareholders, an amount equal to the amount reallocated from such Subject Holder pursuant to this Bye-law 4.5(g).

4.6	The Class B Common Shares and Class M Common Shares shall be convertible into Class A Common Shares pursuant to the following terms and conditions:

(a)	The Class M Common Shares shall be convertible into Class A Common Shares in accordance with, and subject to the terms and conditions of, the award agreements governing the granting of such shares.

(b)	The Class B Common Shares shall be converted or convertible as follows:

(i)
Upon notice to the Company, a holder of Class B Common Shares may convert any or all of its Class B Common Shares into Class A Common Shares, and upon receipt of such notice by the Company such Class B Common Shares shall immediately and automatically convert into an equal number of Class A Common Shares on a one-for-one basis, by way of redemption and reissue (for the avoidance of doubt, no Class A Common Share acquired by conversion of Class B Common Shares pursuant to this provision shall be an Apollo Designated Voting Security).

(ii)
Concurrently with or immediately prior to a sale, transfer, exchange or other disposition (including by dividend or other distribution) of any Class B Common Shares by a holder thereof, such holder shall notify the Company in writing of such transfer and such Class B Common Shares shall immediately and automatically convert into an equal number of Class A Common Shares on a one-for-one basis,

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by way of redemption and reissue; provided, however, that no conversion shall occur with respect to Class B Common Shares transferred (i) to a member of the Apollo Group or (ii) pursuant to Bye-law 4.2(b)(ii)(A). Neither the Company nor any of its Subsidiaries shall issue or sell Class B Common Shares to any Person, other than a member of the Apollo Group.

(iii)
Upon an Apollo Termination Event or the election of the holders of a Supermajority of the outstanding Class B Common Shares (as evidenced in writing to the Board), all outstanding Class B Common Shares shall immediately and automatically convert into an equal number of Class A Common Shares on a one-for-one basis, by way of redemption and reissue.

(iv)	For the avoidance of doubt, any Class A Common Share acquired by conversion of Class B Common Shares shall be subject to the voting restrictions set forth in Bye-laws 4.2 and 4.4.
4.7

(a)
At any time prior to an Apollo Termination Event, and upon notice to the Company, any member of the Apollo Group may convert any or all of its Class A Common Shares into Class B Common Shares, and upon receipt of such notice by the Company such Class A Common Shares shall immediately and automatically convert into an equal number of Class B Common Shares on a one-for-one basis, by way of redemption and reissue. If such member of the Apollo Group holds both Class A Common Shares and Apollo Designated Voting Securities that consist of Class A Common Shares, then such member of the Apollo Group shall specify whether, and how many, of the shares being converted into Class B Common Shares constitute Apollo Designated Voting Securities.

(b)
At any time prior to an Apollo Termination Event, in connection with its purchase of any Class A Common Shares or other voting securities (other than any Class B Common Shares) of the Company from the Company or any other Shareholder, a member of the Apollo Group may designate, in writing to the Board, prior to such purchase, its intention that any or all such purchased Class A Common Shares or such other voting securities constitute voting Class A Common Shares or such other class or series of voting securities and such securities, when purchased by such member shall constitute voting Class A Common Shares or such other class or series of voting securities for all purposes of these Bye-laws (such designated securities, when held by a member of the Apollo Group, “Apollo Designated Voting Securities”). At the election of the holders of a Supermajority of the Class B Common Shares as evidenced in writing to the Board, the right of any member of the Apollo Group to acquire Apollo Designated Voting

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Securities may be terminated, provided, that such termination shall not affect the voting rights of any Apollo Designated Voting Securities outstanding at the time of such termination.

4.8
Any Class A Common Shares or Class B Common Shares issued upon conversion of Class A Common Shares, Class B Common Shares or Class M Common Shares pursuant to Bye-laws 4.6 and 4.7 shall be subject to the terms and restrictions of these Bye-laws applicable to Class A Common Shares and Class B Common Shares, including those contained in Bye-laws 4.2, 4.3 and 4.4 (subject to any exceptions set forth in those sections, including exceptions applicable to the Apollo Group and the Apollo Designated Voting Securities).

4.9
All the rights attaching to a Treasury Share shall be suspended and shall not be exercised by the Company while it holds such Treasury Share and, except where required by the Act, all Treasury Shares shall be excluded from the calculation of any percentage or fraction of the share capital, or shares, of the Company.

4.10
By way of example, if a holder of Class A Common Shares, who does not hold Nonvoting Class A Common Shares, and who is entitled to 50% of the economic value of the Company but is only entitled to 9.9% of the Total Voting Power pursuant to Bye-law 4.4 transfers all of such holder’s shares in equal amounts to two unaffiliated third parties (neither of whom (x) is a Disqualified Shareholder or (y) owns any Class B Common Shares), then each such third-party transferee shall be entitled to 25% of the economic value of the Company and up to 9.9% of the Total Voting Power (subject to Bye-law 4.4).

5.	Tax Restrictions
The following restrictions apply to each Shareholder or holder of Equity Securities, other than the Apollo Group:

5.1
No Shareholder or holder of Equity Securities (or, to its actual knowledge, any direct or indirect beneficial owner thereof) who is a “United States shareholder” of the Company (within the meaning of Section 953(c) of the Code), nor any “related person” (within the meaning of Section 953(c) of the Code) to such Shareholder or holder of Equity Securities (or such owner), shall at any time knowingly permit itself to be a Related Insured Entity. No Shareholder or holder of Equity Securities who is a U.S. Person, shall knowingly permit itself (or, to its actual knowledge, any direct or indirect beneficial owner thereof) to own (directly, indirectly or constructively pursuant to Section 958 of the Code) outstanding capital stock of the Company or Equity Securities possessing 50% or more of (i) the total voting power of the Common Shares or Equity Securities (excluding any Apollo Designated Voting Securities), or (ii) the total value of the Common Shares or Equity Securities. No Shareholder or holder of Equity Securities (or, to its actual knowledge, any direct or indirect beneficial owner thereof) nor any “related person” (within the meaning of Section 953(c) of the Code) to such Shareholder or holder of Equity Securities

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(or such owner) (in all cases, excluding any member of the Apollo Group) shall (i) acquire any interests (for this purpose, including any instrument or arrangement that is treated as an equity interest for U.S. federal income tax purposes) in AP Alternative Assets, L.P. or Apollo Global Management, LLC or (ii) make any investment, or enter into a transaction, that, to the actual knowledge of such Shareholder at the time such Shareholder, holder of Equity Securities, owner or related person becomes bound to make the investment or enter into the transaction, would cause such Shareholder, holder of Equity Securities, owner or related person, or any other U.S. Person, to own (directly, indirectly or constructively pursuant to Section 958 of the Code) outstanding capital stock of the Company or Equity Securities possessing 50% or more of (a) the total voting power of the Common Shares or Equity Securities entitled to vote or (b) the total value of the Common Shares or Equity Securities.

5.2
Notwithstanding anything contained herein to the contrary, no Shareholder shall transfer any Equity Securities if, to the actual knowledge of such Shareholder at the time of such transfer, following such transfer, in the aggregate, 19.9% or more of the total voting power of either the outstanding capital stock of the Company or Equity Securities entitled to vote or 19.9% of the total value of either the outstanding capital stock of the Company or Equity Securities would be owned directly or indirectly (under the principles of Section 953(c)(3)(A) of the Code) by one or more Persons who are either (i) both “United States shareholders” of the Company (within the meaning of Section 953(c) of the Code) and Related Insured Entities or (ii) both related to “United States shareholders” of the Company (within the meaning of Section 953(c) of the Code) and Related Insured Entities.

5.3
All determinations to be made in connection with the application of the provisions set forth in Bye-laws 5.1 through 5.2 shall be made by the Board in its sole discretion, and any such determination shall be binding on all Shareholders, it being understood that a Shareholder will in no instance be liable for monetary damages with respect to a breach of this Bye-law 5. The Board may, at any time, and from time to time, request evidence and/or require representations that the restrictions set forth in this Bye-law 5 have not, or will not, be breached. Each Shareholder agrees to furnish such evidence to the Board promptly upon request therefor. The Board may waive any provision in this Bye-law 5 with respect to any Shareholder without granting similar waivers to any other Shareholder. The Board and any particular Shareholder may agree in writing to amend the application of the provisions of this Bye-law 5 with respect to such Shareholder, and the Board shall not be required to enter into similar agreements with other Shareholders.

5.4
In the event any Shareholder or holder of Equity Securities becomes aware that there is a material risk that it, any of its direct or indirect beneficial owners and/or any “related person” (within the meaning of Section 953(c) of the Code) to such Shareholder or holder of Equity Securities (or such owner) has violated any provision contained in this Bye-law 5 (without regard to any knowledge qualifier therein),

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such Shareholder or holder of Equity Securities will be obligated to notify the Board as promptly as possible. In the event any Shareholder or holder of Equity Securities violates Bye-law 5.1 (without regard to any knowledge qualifier therein), at the discretion of the Board, such Shareholder or holder of Equity Securities shall, and shall cause any direct or indirect beneficial owner of such Shareholder or holder of Equity Securities and any “related person” (within the meaning of Section 953(c) of the Code) to such Shareholder or holder of Equity Securities to (x) sell some or all of its Common Shares or Equity Securities at fair market value (as mutually agreed by the Company and such Shareholder in good faith) as directed by the Board and/or (y) allow the Company to repurchase some or all of its Common Shares or Equity Securities at fair market value (as determined by the Company and such Shareholder in good faith); provided, that if the Company and such Shareholder cannot mutually agree on the fair market value of the Common Shares or Equity Securities to be sold or repurchased in accordance with this Bye-law 5.4, then fair market value shall be determined by an investment banking firm of national recognition, which firm shall be reasonably acceptable to the Company and such Shareholder or holder of Equity Securities. The determination of fair market value by such investment banking firm shall be final and binding upon the parties. If the Company and such Shareholder or holder of Equity Securities are unable to agree upon an acceptable investment banking firm within ten (10) days after the date either party proposed that one be selected, the investment banking firm will be selected by an arbitrator located in the City of New York, New York selected by the American Arbitration Association (or if such organization ceases to exist, the arbitrator shall be chosen by a court of competent jurisdiction). The arbitrator shall select the investment banking firm (within ten (10) days of his appointment) from a list, jointly prepared by the Company and such Shareholder or holder of Equity Securities, of not more than six investment banking firms of national standing in the United States, of which no more than three may be named by the Company and no more than three may be named by such Shareholder or holder of Equity Securities. The arbitrator may consider, within the ten-day period allotted, arguments from the parties regarding which investment banking firm to choose, but the selection by the arbitrator shall be made in its sole discretion from the list of six. The selection by the arbitrator of such investment banking firm shall be final and binding upon the parties. The Company and such Shareholder or holder of Equity Securities shall each pay one-half of the fees and expenses of the investment banking firms and arbitrator (if any) used to determine the fair market value. If required by any such investment banking firm or arbitrator, the Company shall execute a retainer and engagement letter containing reasonable terms and conditions, including, without limitation, customary provisions concerning the rights of indemnification and contribution by the Company in favor of such investment banking firm or arbitrator and its officers, directors, partners, employees, agents and Affiliates. The parties shall provide to the investment banking firm, on a confidential basis, such information it reasonably requests to perform its duties.

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5.5
Notwithstanding anything to the contrary herein, upon a breach of this Bye-law 5 (without regard to any knowledge qualifier therein), the breaching Shareholder or holder of Equity Securities shall be required to take any reasonable action the Board deems appropriate.

6.	Calls on Shares

6.1
The Board may make such calls as it thinks fit upon the Shareholders in respect of any moneys (whether in respect of nominal value or premium) unpaid on the shares allotted to or held by such Shareholders and, if a call is not paid on or before the day appointed for payment thereof, the Shareholders may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The Board may differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

6.2	The joint holders of a share shall be jointly and severally liable to pay all calls and any interest, costs and expenses in respect thereof.

6.3	The Company may accept from any Shareholder the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up.

7.	[Reserved]

8.	Share Certificates

8.1
Every Shareholder shall be entitled to a certificate under the common seal (or a facsimile thereof) of the Company or bearing the signature (or a facsimile thereof) of a Director or the Secretary or a person expressly authorised to sign specifying the number and, where appropriate, the class of shares held by such Shareholder and whether the same are fully paid up and, if not, specifying the amount paid on such shares. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

8.2	The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom the shares have been allotted.

8.3
The holder of any shares of the Company, promptly upon discovery, shall notify the Company of any loss, destruction or mutilation of the certificate therefor, and the Board may, in its discretion, cause to be issued to such holder a new certificate or certificates for such shares, upon the surrender of the mutilated certificates or, in the case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction, and the Board may, in its discretion, require the owner of the lost or

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destroyed certificate or its legal representative to give the Company a bond in such sum and with such surety or sureties as it may direct to indemnify the Company against any claim that may be made against it on account of the alleged loss or destruction of any such certificate.

9.	Fractional Shares
The Company may issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.
REGISTRATION OF SHARES

10.	Register of Shareholders

10.1	The Board shall cause to be kept in one or more books a Register of Shareholders and shall enter therein the particulars required by the Act.

10.2
The Register of Shareholders shall be open to inspection without charge at the Registered Office of the Company on every Business Day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each Business Day be allowed for inspection. The Register of Shareholders may, after notice has been given in accordance with the Act, be closed for any time or times not exceeding in the whole thirty days in each year.

11.	Registered Holder Absolute Owner
The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other person.

12.	Transfer of Registered Shares

12.1
The following transfer restrictions are in addition to any transfer restrictions that may apply pursuant to the terms of any contract or other agreement between the Shareholders as among themselves or with any third parties or that the Company may enter into with any of its Shareholders.

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12.2	An instrument of transfer shall be in writing in the form of the following, or as near thereto as circumstances admit, or in such other form as the Board may accept:
Transfer of a Share or Shares
Athene Holding Ltd. (the “Company”)
FOR VALUE RECEIVED…………………….[amount], I, [name of transferor] hereby sell, assign and transfer unto [transferee] of [address], [number] shares of the Company.
DATED this [ ] day of [ ], 20[ ]
Signed by:    In the presence of:
_________________    _________________

Transferor    Witness
_________________    _________________

Transferee    Witness

12.3
Such instrument of transfer shall be signed by or on behalf of the transferor and transferee, provided, that in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been registered as having been transferred to the transferee in the Register of Shareholders.

12.4
The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

12.5
The joint holders of any share may transfer such share to one or more of such joint holders, and the surviving holder or holders of any share previously held by them jointly with a deceased Shareholder may transfer any such share to the executors or administrators of such deceased Shareholder.

12.6
The Board may in its absolute discretion refuse to register the transfer of a share if, and only if, all applicable consents, authorisations and permissions of any governmental body or agency in Bermuda have not been obtained. If the Board refuses to register a transfer of any share, the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

12.7
If a Shareholder who is a party to the Registration Rights Agreement transfers any shares which are subject to the provisions of the Registration Rights Agreement, the transferee of such shares and any subsequent transferee of those shares shall be

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subject to the provisions of such Registration Rights Agreement and the Board may refuse to register any such transfer that is in violation of the restrictions on transfer contained therein; provided, that no such transfer shall be prohibited by this provision or refused, and the shares subject to such transfer shall no longer be subject to the provisions of the Registration Rights Agreement or this Bye-law 12.7, to the extent that (x) such transfer was made pursuant to (i) an effective registration statement or (ii) a waiver by the Company or (y) at the time of such transfer, the shares subject to such transfer are not then currently subject to a restriction on trading or transfer pursuant to the lock-up or holdback provisions of the Registration Rights Agreement. If the Board refuses to register such a transfer, the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

13.	Transfer Agent; Registrar; Rules Respecting Certificates

13.1
The Company may maintain one or more transfer offices or agencies where shares of the Company shall be transferable. The Company may also maintain one or more registry offices where such shares shall be registered. The Board may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of share certificates in accordance with Applicable Laws and the rules of any stock exchange or quotation system on which shares of the Company may be then listed or quoted.

14.	Transmission of Registered Shares

14.1
Subject to the terms of any contracts or other agreements by and between the Shareholders or by and between the Company and any of its Shareholders, in the case of the death of a Shareholder, the survivor or survivors where the deceased Shareholder was a joint holder, and the legal personal representatives of the deceased Shareholder where the deceased Shareholder was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Shareholder’s interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Shareholder with other persons. Subject to the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Shareholder or such other person as the Board may, in its absolute discretion, decide as being properly authorised to deal with the shares of a deceased Shareholder.

14.2
Any person becoming entitled to a share in consequence of the death or bankruptcy of any Shareholder may be registered as a Shareholder upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in writing in the form, or as near thereto as circumstances admit, of the following:

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Transfer by a Person Becoming Entitled on Death/Bankruptcy of a Shareholder
Athene Holding Ltd. (the “Company”)
I/We, having become entitled in consequence of the [death/bankruptcy] of [name and address of deceased/bankrupt Shareholder] to [number] share(s) standing in the Register of Shareholders of the Company in the name of the said [name of deceased/bankrupt Shareholder] instead of being registered myself/ourselves, elect to have [name of transferee] (the “Transferee”) registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee, his or her executors, administrators and assigns, subject to the conditions on which the same were held at the time of the execution hereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.
DATED this [ ] day of [ ], 20[ ]
Signed by:    In the presence of:
_________________    _________________

Transferor    Witness
_________________    _________________

Transferee    Witness

14.3
On the presentation of the foregoing materials to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Shareholder. Notwithstanding the foregoing, the Board shall, in any case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Shareholder before such Shareholder’s death or bankruptcy, as the case may be.

14.4
Where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to such share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

ALTERATION OF SHARE CAPITAL

15.	Power to Alter Capital

15.1
The Company may if authorised by Resolution increase, divide, consolidate, subdivide, change the currency denomination of, diminish or otherwise alter or reduce its share capital in any manner permitted by the Act.

15.2	Where, on any alteration or reduction of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit.

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16.	Variation of Rights Attaching to Shares
Subject to any contract or agreement by and between the Shareholders or by and between the Company and any of its Shareholders, which contains provisions affecting the rights attaching to shares of the Company, if, at any time, the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class, as the case may be) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of a majority of the issued shares of that class (as the case may be) or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class, as the case may be. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.
DIVIDENDS AND CAPITALISATION

17.	Dividends

17.1
The Board may, subject to these Bye-laws and in accordance with the Act, declare a dividend to be paid to all holders of Common Shares, subject to Bye-law 4.5 in proportion to the number of Common Shares held by them that are entitled to share in such dividend pursuant to Bye-law 4.5, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets. No unpaid dividend shall bear interest as against the Company.

17.2	In the event of a distribution in specie, the value of any distributed assets shall be the fair market value of such assets at the time of distribution as reasonably determined by the Board.

17.3
The Board may declare and pay dividends on one or more class of shares of the Company to the extent one or more classes of shares of the Company ranks senior to or has priority or a preference over another class of shares of the Company.

17.4
The Board may fix, in advance, a date as the record date for the purpose of determining the Shareholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares, or in order to make a determination of the Shareholders for the purpose of any other lawful action, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) calendar days prior to such action. If no record date is fixed by the Board, the record date for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

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17.5	The Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.

17.6
The Board may declare and make such other distributions (in cash or in specie) to the Shareholders as may be lawfully made out of the assets of the Company. No unpaid distribution shall bear interest as against the Company.

18.	Power to Set Aside Profits
The Board may, before declaring a dividend, set aside out of the surplus or profits of the Company, such amount as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other purpose.

19.	Method of Payment

19.1
Any dividend, interest, or other moneys payable in cash in respect of the shares may be paid by cheque or draft sent through the post directed to the Shareholder at such Shareholder’s address in the Register of Shareholders, or to such person and to such address as the holder may in writing direct.

19.2
In the case of joint holders of shares, any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the address of the holder first named in the Register of Shareholders, or to such person and to such address as the joint holders may in writing direct. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

19.3	The Board may deduct from the dividends or distributions payable to any Shareholder all moneys due from such Shareholder to the Company on account of calls or otherwise.

20.	Capitalisation

20.1
The Board may capitalise any amount for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such amount in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Shareholders.

20.2
The Board may capitalise any amount for the time being standing to the credit of a reserve account or amounts otherwise available for dividend or distribution by applying such amounts in paying up in full, partly or nil paid shares of those Shareholders who would have been entitled to such amounts if they were distributed by way of dividend or distribution.

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MEETINGS OF SHAREHOLDERS

21.	Annual General Meetings
Subject to any provisions of the Act and the rules of any stock exchange or quotation system on which the Company’s common equity securities may be then listed or quoted, an annual general meeting shall be held by December 31 of each year at such place, date and time as shall be determined by the Board.

22.	Special General Meetings; Requisitioned General Meetings

22.1
A special general meeting may be called by the Secretary for any purpose at any time in accordance with these Bye-laws upon the request of any of (i) the Chairman, (ii) the Vice Chairman, (iii) the Chief Executive Officer of the Company or (iv) a majority of the Board.

22.2
The Board shall, on the requisition of Shareholders holding shares at the date of the deposit of the requisition not less than ten percent (10%) of the Total Voting Power, forthwith proceed to convene a special general meeting and the provisions of the Act shall apply. Subject to applicable law, Shareholders requisitioning such special general meeting shall be responsible for all costs incurred to convene such meeting.

23.	Purposes of Annual General Meetings; Proposals of Other Business by Shareholders

23.1
At each annual general meeting, the Shareholders shall elect the members of the Board then subject to election in accordance with the procedures set forth in these Bye-laws and subject to Applicable Law and the rules of any stock exchange or quotation system on which shares of the Company may be then listed or quoted. At any such annual general meeting any other business properly brought before the meeting may be transacted.

23.2
To be properly brought before an annual general meeting, business (other than nominations of directors, which must be made in compliance with, and shall be exclusively governed by, Bye-law 40) must be (a) specified in the notice of the meeting (or any supplement thereto) given to Shareholders by or at the direction of the Board in accordance with Bye-laws 24 and 25 below, (b) otherwise properly brought before the meeting by or at the direction of the Board or (c) otherwise properly brought before the meeting by a Shareholder who (1) is a Minimum Shareholder at the time of giving of the notice provided for in this Bye-law 23 and at the time of the annual general meeting, (2) is entitled to vote at such meeting and (3) complies with the notice procedures set forth in this Bye-law 23.

23.3
For any such business to be properly brought before any annual general meeting pursuant to clause (c) of Bye-law 23.2, the Shareholder must have given timely notice thereof in writing, either by personal delivery or express or registered mail (postage prepaid), to the Secretary at the Registered Office not earlier than the close

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of business on the 120th day and not later than the close of business on the 90th day prior to the one-year anniversary of the date of the annual general meeting for the immediately preceding year. However, in the event that the date of the annual general meeting is more than 30 days before or after such anniversary date, in order to be timely, a Shareholder’s notice must be received by the Secretary at the Registered Office not later than the later of (x) the close of business 90 days prior to the date of such annual general meeting and (y) if the first public announcement of the date of such advanced or delayed annual general meeting is less than 100 days prior to such date, 10 days following the date of the first public announcement of the annual general meeting date. In no event shall the public announcement of an adjournment or postponement of an annual general meeting, or such adjournment or postponement, commence a new time period or otherwise extend any time period for the giving of a Shareholder’s notice as described herein.

23.4	Any such notice of other business shall set forth as to each matter the Shareholder proposes to bring before the annual general meeting:

(a)
a brief description of the business desired to be brought before the annual general meeting, the reasons for conducting such business at the annual general meeting and the text of any proposal regarding such business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend these Bye-laws, the text of the proposed amendment), which shall not exceed 1,000 words;

(b)
as to the Shareholder giving notice and any beneficial owner on whose behalf the proposal is made, (1) the name and address of such Shareholder (as it appears in the Register of Shareholders) and such beneficial owner on whose behalf the proposal is made, (2) the class and number of Equity Securities which are, directly or indirectly, owned beneficially or of record by any such Shareholder and by such beneficial owner, respectively, or their respective Affiliates (naming such Affiliates), as of the date of such notice, (3) a description of any agreement, arrangement or understanding (including, without limitation, any swap or other derivative or short positions, profit interests, options, hedging transactions, and securities lending or borrowing arrangement) to which such Shareholder or any such beneficial owner or their respective Affiliates is, directly or indirectly, a party as of the date of such notice (x) with respect to any Equity Securities or (y) the effect or intent of which is to mitigate loss to, manage the potential risk or benefit of share price changes (increases or decreases) for, or increase or decrease the voting power of such Shareholder or beneficial owner or any of their Affiliates with respect to Equity Securities or which may have payments based in whole or in part, directly or indirectly, on the value (or change in value) of any Equity Securities (any agreement, arrangement or understanding of a type described in this clause (3), a “Covered Arrangement”) and (4) a representation that the Shareholder is a holder of record of shares of the Company entitled to

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vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business;

(c)
a description of any direct or indirect material interest by security holdings or otherwise of the Shareholder and of any beneficial owner on whose behalf the proposal is made, or their respective Affiliates, in such business (whether by holdings of securities, or by virtue of being a creditor or contractual counterparty of the Company or of a third party, or otherwise), and all agreements, arrangements and understandings between such Shareholder or any such beneficial owner or their respective Affiliates and any other person or persons (naming such person or persons) in connection with the proposal of such business by such Shareholder;

(d)
a representation whether the Shareholder or the beneficial owner intends or is part of a Group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s Common Shares (or other Equity Securities) required to approve or adopt the proposal and/or (ii) otherwise to solicit proxies from Shareholders in support of such proposal;

(e)
an undertaking by the Shareholder and any beneficial owner on whose behalf the proposal is made to (i) notify the Company in writing of the information set forth in clauses (b)(2), (b)(3) and (c) above as of the record date (set in accordance with Bye-law 24 below) for the meeting promptly (and, in any event, within five (5) Business Days) following the later of the record date or the date notice of the record date is first disclosed by public announcement and (ii) update such information thereafter within two (2) Business Days of any change in such information and, in any event, as of close of business on the day preceding the meeting date; and

(f)
any other information relating to such Shareholder, any such beneficial owner and their respective Affiliates that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, such proposal pursuant to Section 14 of the Exchange Act, to the same extent as if the shares of the Company were registered under the Exchange Act.

23.5
Notwithstanding anything to the contrary, the notice requirements set forth herein with respect to the proposal of any business pursuant to this Bye-law 23, other than nominations for directors which must be made in compliance with, and shall be exclusively governed by, Bye-law 40, shall be deemed satisfied by a Shareholder if such Shareholder has submitted a proposal to the Company in compliance with Rule 14a-8 of the Exchange Act and such Shareholder’s proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for the annual general meeting; provided, that such Shareholder shall have provided the information required by Bye-law 23.4; provided, further, that the information

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required by Bye-law 23.4(b) may be satisfied by providing the information to the Company required pursuant to Rule 14a-8(b) of the Exchange Act.

23.6
Notwithstanding anything in these Bye-laws to the contrary: (a) no other business brought by a Shareholder (other than the nominations of directors, which must be made in compliance with, and shall be exclusively governed by, Bye-law 40) shall be conducted at any annual general meeting except in accordance with the procedures set forth in this Bye-law 23; and (b) unless otherwise required by Applicable Law and the rules of any stock exchange or quotation system on which shares of the Company may be then listed or quoted, if a Shareholder intending to bring business before an annual general meeting in accordance with this Bye-law 23 does not (x) timely provide the notifications contemplated by clause (e) of Bye-law 23.4 above, or (y) timely appear in person or by proxy at the meeting to present the proposed business, such business shall not be transacted, notwithstanding that proxies in respect of such business may have been received by the Company or any other person or entity.

Except as otherwise provided by Applicable Law or these Bye-laws, the presiding officer of any annual general meeting shall have the power and duty to determine whether any business proposed to be brought before an annual general meeting was proposed in accordance with the foregoing procedures (including whether the Shareholder solicited or did not so solicit, as the case may be, proxies in support of such Shareholder’s proposal in compliance with such Shareholder’s representation as required by clause (d) of Bye-law 23.4) and if any business is not proposed in compliance with Bye-law 23, to declare that such defective proposal shall be disregarded. The requirements of this Bye-law 23 shall apply to any business to be brought before an annual general meeting by a Shareholder other than nominations of directors (which must be made in compliance with, and shall be exclusively governed by, Bye-law 40) and other than matters properly brought under Rule 14a-8 of the Exchange Act. For purposes of these Bye-laws, “public announcement” shall mean, (i) prior to the IPO of the Company, notice of the meeting given to Shareholders by or at the direction of the Board in accordance with the procedures set forth in Bye-law 24 herein and (ii) on and after the IPO of the Company, disclosure in a press release of the Company reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed or furnished by the Company with or to the SEC pursuant to Section 13, 14 or 15(b) of the Exchange Act.

23.7
Nothing in this Bye-law 23 shall be deemed to affect any rights of (a) Shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to applicable rules and regulations under the Exchange Act or (b) the holders of any series of preferred shares, or any other series or class of shares authorised to be issued by the Company, to make proposals pursuant to any applicable provisions thereof.

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Notwithstanding the foregoing provisions of this Bye-law 23, a Shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bye-law, if applicable.

24.	Notice

24.1
Not less than 21 days’ nor more than 60 days’ notice of an annual general meeting shall be given to each Shareholder entitled to attend and vote thereat, stating the date, place and time at which the meeting is to be held, that the election of Directors up for election at that meeting will take place thereat, and as far as practicable, the other business to be conducted at the meeting.

24.2
Not less than 21 days’ nor more than 60 days’ notice of a special general meeting shall be given to each Shareholder entitled to attend and vote thereat, stating the date, time, place and the general nature of the business to be considered at the meeting.

24.3	The Board may fix any date as the record date for determining the Shareholders entitled to receive notice of and to vote at any general meeting.

24.4
A general meeting shall, notwithstanding that it is called on shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Shareholders entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Shareholders having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

24.5
The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

25.	Giving Notice and Access

25.1	A notice of a general meeting may be given by the Company to a Shareholder:

(a)	by delivering it to such Shareholder in person; or

(b)	by sending it by letter mail or courier to such Shareholder’s address in the Register of Shareholders; or

(c)
by transmitting it by electronic means (including facsimile and electronic mail, but not telephone) in accordance with such directions as may be given and expressly consented to by such Shareholder to the Company for such purpose; or

(d)	in accordance with Bye-law 25.4.

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25.2
Any notice required to be given to a Shareholder in connection with a general meeting shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Shareholders and notice so given shall be sufficient notice to all the holders of such shares.

25.3
Any notice in connection with a general meeting (save for one delivered in accordance with Bye-law 25.4) shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier, or transmitted by electronic means.

25.4
Where a Shareholder indicates his consent (in a form and manner satisfactory to the Board), to receive information or documents by accessing them on a website rather than by other means, or receipt in this manner is otherwise permitted by the Act, the Company may deliver such information or documents by notifying the Shareholder of the availability of such and including therein the address of the website, the place on the website where the information or document may be found, and instructions as to how the information or document may be accessed on the website.

25.5
In the case of information or documents delivered in accordance with Bye-law 25.4, service shall be deemed to have occurred when (i) the Shareholder is notified in accordance with that Bye-law; and (ii) the information or document is published on the website.

26.	Postponement of General Meeting
The Secretary, at the request of the Board, may postpone any general meeting called in accordance with these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement is given to the Shareholders before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Shareholder in accordance with these Bye-laws.

27.	Electronic Participation in Meetings
Shareholders may participate in any general meeting by such telephonic, electronic or other communication facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

28.	Quorum at General Meetings

28.1
Unless otherwise expressly required by Applicable Law, at any general meeting, the presence in person or by proxy of Shareholders entitled to cast a majority of the Total Voting Power shall constitute a quorum for the entire meeting, notwithstanding the withdrawal of Shareholders entitled to cast a sufficient number of votes in person

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or by proxy to reduce the number of votes represented at the meeting below a quorum; provided, that shares of the Company belonging to the Company or any of its Subsidiaries shall neither be counted for the purpose of determining the presence of a quorum nor entitled to vote at any general meeting.

28.2
At any general meeting at which a quorum shall be present, a majority of those present in person or by proxy may adjourn the meeting from time to time without notice other than an announcement of such at the meeting. In the absence of a quorum, the officer presiding thereat pursuant to Bye-law 29 shall have power to adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting other than an announcement of such at the meeting shall not be required to be given, except as provided in Bye-law 28.4 below and except where expressly required by Applicable Law.

28.3
At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting originally called, but only those Shareholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof unless a new record date is fixed by the Board.

28.4
If an adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in the manner specified in these Bye-laws to each Shareholder of record entitled to vote at the meeting.

29.	Chairman to Preside at General Meetings
The Chairman of the Board shall preside at all general meetings for which the Chairman is present. If the Chairman is absent, the Vice Chairman shall preside. For any meeting where both the Chairman and Vice Chairman are absent, a presiding officer shall be appointed or elected by those present at the meeting and entitled to vote.

30.	Voting on Resolutions

30.1
Other than as set forth in these Bye-laws, any question proposed for the consideration of the Shareholders at any general meeting shall be decided by the affirmative votes of a majority of the Total Voting Power of the Company cast in accordance with these Bye-laws (which for the avoidance of doubt will take into account the application of Bye-laws 4.2, 4.3 and 4.4) and in the case of an equality of votes the Resolution shall fail.

30.2
At any general meeting a Resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to these Bye-laws, every Shareholder present in person and every person holding a valid proxy at such meeting shall be entitled to such number of votes attaching to the Common

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Shares held by such Shareholder (which for the avoidance of doubt will take into account the application of Bye-laws 4.2, 4.3 and 4.4) and shall cast such vote by raising his hand.

30.3
In the event that a Shareholder participates in a general meeting by telephone, electronic or other communication facilities or means, the chairman of the meeting shall direct the manner in which such Shareholder may cast his vote on a show of hands.

30.4
At any general meeting, if an amendment is proposed to any Resolution under consideration and the chairman of the meeting rules on whether or not the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

30.5
At any general meeting, a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to these Bye-laws, be conclusive evidence of that fact.

31.	[Reserved.]

32.	Power to Demand a Vote on a Poll

32.1	Notwithstanding the foregoing, a poll may be demanded by any of the following persons:

(a)	the chairman of such meeting; or

(b)	any Shareholder or Shareholders or Group present in person or represented by proxy and holding between them not less than 10% of the Total Voting Power; or

(c)
any Shareholder or Shareholders present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than 10% of the total amount paid up on all such shares conferring such right.

32.2
Where a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares (which for the avoidance of doubt will take into account the application of Bye-laws 4.2, 4.3 and 4.4), every person present at such meeting shall have the number of votes corresponding to each such Common Share of which such person is the holder or for which such person holds a proxy, and such vote shall be counted by ballot as described herein, or in the case of a general meeting at which one or more Shareholders are present by telephone, electronic or other communication facilities or means, in such manner as the

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chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands. A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

32.3
A poll demanded for the purpose of electing a chairman of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time and in such manner during such meeting as the chairman (or acting chairman) of the meeting may direct. Any business other than that upon which a poll has been demanded may be conducted pending the taking of the poll.

32.4
Where a vote is taken by poll, each person physically present and entitled to vote shall be furnished with a ballot paper on which such person shall record his vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. Each person present by telephone, electronic or other communication facilities or means shall cast his vote in such manner as the chairman of the meeting shall direct. At the conclusion of the poll, the ballot papers and votes cast in accordance with such directions shall be examined and counted by a committee of not less than two Shareholders or proxy holders appointed by the chairman of the meeting for the purpose and the result of the poll shall be declared by the chairman of the meeting.

33.	Voting by Joint Holders of Shares
In the case of joint holders, the vote of the senior who tenders a vote (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Shareholders.

34.	Instrument of Proxy

34.1	Any Shareholder entitled to vote at any general meeting may vote either in person or by his or her attorney-in-fact or proxy.

34.2	An instrument appointing a proxy shall be in writing in substantially the following form or such other form as the Board or the chairman of the meeting shall accept:
Proxy
Athene Holding Ltd. (the “Company”)
I/We, [insert names here], being a Shareholder of the Company with [number] shares, HEREBY APPOINT [name] of [address] or failing him, [name] of [address] to be my/our proxy to vote for me/

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us at the meeting of the Shareholders to be held on the [ ] day of [ ], 20[ ] and at any adjournment thereof. (Any restrictions on voting to be inserted here.)
Signed this [ ] day of [ ], 20[ ]
_________________

Shareholder(s)

34.3
The instrument appointing a proxy must be received by the Company at the Registered Office or at such other place or in such manner as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting at which the person named in the instrument appointing a proxy proposes to vote, and an instrument appointing a proxy which is not received in the manner so prescribed shall be invalid.

34.4	A Shareholder who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf in respect of different shares.

34.5	The decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.

35.	Representation of Corporate Shareholder
A corporation which is a Shareholder may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Shareholder, and that Shareholder shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

36.	Adjournment of General Meeting
The chairman of a general meeting may, with the consent of the Shareholders at any general meeting at which a quorum is present, and shall if so directed by the meeting, adjourn the meeting. Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Shareholder entitled to attend and vote thereat in accordance with these Bye-laws.

37.	Written Resolutions of Shareholders

37.1
Subject to these Bye-laws, anything which may be done by resolution of the Company in a general meeting or by resolution of a meeting of any class of the Shareholders may, without a meeting, be done by written resolution in accordance with this Bye-law.

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37.2
Notice of a written resolution shall be given, and a copy of the resolution shall be circulated to all Shareholders who would be entitled to attend a meeting and vote thereon. The accidental omission to give notice to, or the non-receipt of a notice by, any Shareholder does not invalidate the passing of a resolution.

37.3
A written resolution is passed when it is signed by, or in the case of a Shareholder that is a corporation, on behalf of, the Shareholders who at the date that the notice is given represent more than 55% of the Total Voting Power.

37.4	A resolution in writing may be signed in any number of counterparts.

37.5
A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Shareholders, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Shareholders voting in favour of a resolution shall be construed accordingly.

37.6	A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of the Act.

37.7	This Bye-law shall not apply to:

(a)	a resolution passed to remove an Auditor from office before the expiration of his term of office; or

(b)	a resolution passed for the purpose of removing a Director before the expiration of his term of office.

37.8
For the purposes of this Bye-law, the effective date of the resolution is the date when the resolution is signed by, or in the case of a Shareholder that is a corporation whether or not a company within the meaning of the Act, on behalf of, the last Shareholder whose signature results in the necessary Total Voting Power being achieved and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date.

38.	Directors Attendance at General Meetings
The Directors shall be entitled to receive notice of, attend and be heard at any general meeting.
DIRECTORS AND OFFICERS

39.	Election of Directors

39.1
Directors shall be elected or appointed in the first place at the statutory meeting of the Company and, except in the case of a casual vacancy or removal, shall hold office until the annual general meeting at which such Director’s term is due to expire.

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39.2
Any vote of Shareholders taken in respect of Director elections shall be in compliance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, to the same extent as if the shares of the Company were registered under the Exchange Act.

39.3	For the avoidance of doubt, any Shareholder participating in the election of Directors shall be subject to the limitations on voting rights described in Bye-laws 4.2, 4.3 and 4.4.

40.	Nomination of Directors for Election

40.1
Nominations of persons for election as Directors may be made at an annual general meeting only by (a) the Board or (b) by any Shareholder of the Company who (1) is a Minimum Shareholder at the time of giving of the notice provided for in this Bye-law 40 and at the time of the annual general meeting, (2) is entitled to vote for the election of Directors at such annual general meeting and (3) complies with the notice procedures set forth in this Bye-law 40. Notwithstanding anything to the contrary set forth in these Bye-laws, clause (b) of this Bye-law 40.1 shall be the exclusive means for a Shareholder to make nominations of persons for election to the Board at an annual general meeting.

40.2
Any Shareholder entitled to vote for the election of Directors may nominate a person or persons for election as Directors only if written notice of such Shareholder’s intent to make such nomination is given in accordance with the procedures set forth in this Bye-law 40, either by personal delivery or express or registered mail (postage prepaid), to the Secretary at the Registered Office not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the one-year anniversary of the date of the annual general meeting for the immediately preceding year. However, in the event that the date of the annual general meeting is more than 30 days before or after such anniversary date, in order to be timely, a Shareholder’s notice must be received by the Secretary at the Registered Office not later than the later of (x) the close of business 90 days prior to the date of such annual general meeting and (y) if the first public announcement of the date of such advanced or delayed annual general meeting is less than 100 days prior to such date, 10 days following the date of the first public announcement of the annual general meeting date. In no event shall the public announcement of an adjournment or postponement of an annual general meeting, or such adjournment or postponement, commence a new time period or otherwise extend any time period for the giving of a Shareholder’s notice as described herein. Shareholders may nominate a person or persons (as the case may be) for election to the Board only as provided in this Bye-law and only for such class(es) or slate(s) as are specified in the Company’s notice of meeting as being up for election at such annual general meeting.

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40.3	Each such notice of a Shareholder’s intent to make a nomination of a Director shall set forth:

(a)
as to the Shareholder giving notice and any beneficial owner on whose behalf the nomination is made, (1) the name and address of such Shareholder (as it appears in the Register of Shareholders) and any such beneficial owner on whose behalf the nomination is made, (2) the class and number of Equity Securities which are, directly or indirectly, owned beneficially and of record by such Shareholder and any such beneficial owner, respectively, or their respective Affiliates (naming such Affiliates), as of the date of such notice, (3) a description of any Covered Arrangement to which such Shareholder or beneficial owner, or their respective Affiliates, directly or indirectly, is a party as of the date of such notice, (4) any other information relating to such Shareholder and any such beneficial owner that would be required to be disclosed in a proxy statement in connection with a solicitation of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder and (5) a representation that the Shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in such Shareholder’s notice;

(b)
a description of all arrangements or understandings between the Shareholder or any beneficial owner, or their respective Affiliates, and each nominee or any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Shareholder;

(c)
a representation whether the Shareholder or the beneficial owner is or intends to be part of a Group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s Common Shares (or other Equity Securities) required to elect the Director or Directors nominated and/or (ii) otherwise to solicit proxies from Shareholders in support of such nomination or nominations;

(d)
as to each person whom the Shareholder proposes to nominate for election or reelection as a Director, (1) all information relating to such person as would have been required to be included in a proxy statement filed in connection with a solicitation of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (2) a description of any Covered Arrangement to which such nominee or any of his or her Affiliates is a party as of the date of such notice, (3) the written consent of each nominee to being named in the proxy statement as a nominee and to serving as a Director if so elected and (4) whether, if elected, the nominee intends to tender any advance resignation notice(s) requested by the Board in connection with subsequent

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elections, such advance resignation to be contingent upon the nominee’s failure to receive a majority vote and acceptance of such resignation by the Board; and

(e)
an undertaking by the Shareholder of record and each beneficial owner, if any, to (i) notify the Company in writing of the information set forth in clauses (a)(2), (a)(3), (b) and (d) above as of the record date for the meeting promptly (and, in any event, within five (5) Business Days) following the later of the record date or the date notice of the record date is first disclosed by public announcement and (ii) update such information thereafter within two (2) Business Days of any change in such information and, in any event, as of close of business on the day preceding the meeting date.

40.4
No person shall be eligible for election as a Director unless nominated in accordance with the procedures set forth in these Bye-laws. Except as otherwise provided by Applicable Law or these Bye-laws, the presiding officer of any meeting of Shareholders to elect Directors or the Board may, if the facts warrant, determine that a nomination was not made in compliance with the foregoing procedure or if the Shareholder solicits proxies in support of such Shareholder’s nominee(s) without such Shareholder having made the representation required by clause (c) of Bye-law 40.3; and if the presiding officer or the Board should so determine, it shall be so declared to the meeting, and the defective nomination shall be disregarded. Notwithstanding anything in these Bye-laws to the contrary, unless otherwise required by Applicable Law or the rules of any stock exchange or quotation system on which shares of the Company may be then listed or quoted, if a Shareholder intending to make a nomination at a general meeting in accordance with this Bye-law 40 does not (i) timely provide the notifications contemplated by clause (e) of Bye-law 40.3, or (ii) timely appear in person or by proxy at the annual general meeting to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Company or any other person or entity.

40.5
Notwithstanding the foregoing provisions of this Bye-law 40, any Shareholder intending to make a nomination at an annual general meeting in accordance with this Bye-law 40, and each related beneficial owner, if any, shall also comply with all requirements of the Exchange Act and the rules and regulations thereunder applicable to the same extent as if the shares of the Company were registered under the Exchange Act with respect to the matters set forth in these Bye-laws; provided, however, that any references in these Bye-laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations made or intended to be made in accordance with clause (b) of Bye-law 40.1.

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40.6
Nothing in this Bye-law 40 shall be deemed to affect any rights of the holders of any series of preferred shares, or any other series or class of shares authorised to be issued by the Company, to elect directors pursuant to the terms thereof.

40.7
To be eligible to be a nominee for election or reelection as a Director pursuant to Bye-law 40.1(b), a person must deliver (not later than the deadline prescribed for delivery of notice) to the Secretary at the Registered Office a written questionnaire prepared by the Company with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person: (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director, with such person’s duties under Applicable Law; (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein; (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a Director, and will comply with, Applicable Law and corporate governance, conflict of interest, corporate opportunity, confidentiality and stock ownership and trading policies and guidelines of the Company that are applicable to Directors generally and (iv) if elected as a Director, will act in the best interests of the Company and its Shareholders and not in the interest of any individual constituency. The Nominating and Governance Committee shall review all such information submitted by the Shareholder with respect to the proposed nominee and determine whether such nominee is eligible to act as a Director. The Company and the Nominating and Governance Committee may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an Independent Director or that could be material to a reasonable Shareholder’s understanding of the independence, or lack thereof, of such nominee.

40.8
At each annual general meeting of the Shareholders for the election of Directors at which a quorum is present, each Director or slate of Directors shall be elected by the vote of the majority of the votes cast with respect to the Director or slate, excluding abstentions. For purposes of this Bye-law 40.8, a majority of the votes cast shall mean that the number of shares voted “for” a Director or slate of Directors must exceed the number of votes “against” that Director or slate of Directors.

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40.9
At the request of the Board, any person nominated for election as a director of the Company shall furnish to the Secretary the information that is required to be set forth in a Shareholders’ notice of nomination pursuant to Bye-law 40.

40.10
Any Shareholder proposing to nominate a person or persons for election shall be responsible for, and bear the costs associated with, soliciting votes from any other voting Shareholder and distributing materials to such Shareholders prior to the annual general meeting in accordance with these Bye-laws and applicable SEC rules. A Shareholder shall include any person or persons such Shareholder intends to nominate for election in its own proxy statement and proxy card.

40.11
Unless prohibited by Applicable Law, the Company shall promptly (but in any event within five (5) Business Days of receipt of written request from any Shareholder proposing to nominate a person or persons for election) provide to such proposing Shareholder the names and addresses of all persons and entities who are record holders of the Company’s shares, other than Class M Common Shares (the “Other Holders”), provided, that if any Other Holder has requested that its identity or address be kept confidential, then the Company shall (at the expense of such Shareholder) promptly (but in any event within five (5) Business Days of receipt of a written request) forward to such Other Holder any materials provided by such Shareholder in relation to the person or persons such Shareholder intends to nominate for election and a notice requesting that such Other Holder contact such Shareholder.

41.	[Reserved]

42.	Number of Directors
The number of Directors which shall constitute the entire Board shall be such as from time to time shall be determined by Resolution adopted by a majority of the entire Board, but the number shall not be less than two or more than seventeen; provided, that the tenure of a Director shall not be affected by a decrease in the number of Directors so made by the Board.

43.	Term of Office of Directors
The Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the number of Directors constituting the Board, Class I to hold office initially for a term expiring at the annual general meeting to be held in 2016, Class II to hold office initially for a term expiring at the annual general meeting to be held in 2017, and Class III to hold office initially for a term expiring at the annual general meeting to be held in 2018. At each succeeding annual general meeting beginning in 2016, successors to the class of Directors whose term expires at that annual general meeting shall be elected for a three (3) year term with each Director to hold office in such class until his or her successor shall have been duly elected and qualified, or until such Director’s earlier death, resignation or removal. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any additional Director of any

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class elected to fill a vacancy resulting from an increase in such class or from the removal from office, death, disability, resignation or disqualification of a Director or other cause shall hold office for a term that shall coincide with the remaining term of that class, but in no event will a decrease in the authorised number of Directors shorten the term of any incumbent Director.

44.	Removal of Directors

44.1
Subject to any provision to the contrary in these Bye-laws, a director may only be removed for cause and not otherwise. The removal of a director for cause shall be effected either (i) by the Board by affirmative vote of a majority of the Directors at any duly called meeting of the Board or (ii) by the Shareholders holding a majority of the Total Voting Power of the Company at any general meeting called and held in accordance with these Bye-laws. For purposes of this Bye-law 44.1, “cause” shall mean a conviction for a criminal offence involving dishonesty or engaging in conduct which brings the Director or the Company into disrepute or which results in a material financial detriment to the Company.

44.2
If a Director is removed from the Board under this Bye-law 44, the Board may fill the vacancy. Persons appointed by the Board to fill a vacancy shall be approved by an affirmative vote of a majority of the Board and shall be subject to election at the immediately succeeding annual general meeting.

45.	Vacancy in the Office of Director

45.1	The office of Director shall be vacated immediately if the Director:

(a)	is prohibited from being a Director by law;

(b)	is or becomes bankrupt or insolvent;

(c)	is or becomes of unsound mind or a patient for any purpose of any statute or Applicable Law relating to mental health and the Board resolves that his office is vacated, or dies;

(d)	by virtue of holding the office of Director causes the Company to be taxed in an adverse manner; or

(e)	resigns his office by notice to the Secretary.

45.2
If there is a vacancy on the Board occurring as a result of the death, disability, disqualification or resignation of any Director, or on account of an increase in the number of members of the Board or a failure to elect a Director at an annual general meeting, the Board may appoint any person as a Director on an interim basis until the next annual general meeting, provided, that such person has been approved to serve as a Director by the Nominating and Governance Committee. The Board

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vacancy shall be submitted to a vote at the next succeeding annual general meeting irrespective of class.

46.	Remuneration of Directors
The remuneration (if any) of the Directors shall be determined by the Board or an appropriate committee thereof delegated by the Board. The Directors shall also be paid all reasonable travel, hotel and related expenses incurred by them in attending and returning from the meetings of the Board, any committee appointed by the Board, general meetings, or in connection with the business of the Company or their duties as Directors generally. The Company shall also bear reasonable travel, hotel and related expenses incurred by any advisors to the Board related to such matters.

47.	Defect in Appointment
All acts done in good faith by the Board, any Director, a member of a committee appointed by the Board, any person to whom the Board may have delegated any of its powers, or any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that he was, or any of them were, disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director or act in the relevant capacity.

48.	Directors to Manage Business
The business of the Company shall be managed and conducted by the Board. In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by the Act or by these Bye-laws, required to be exercised by the Company in general meeting.

49.	Powers of the Board of Directors
The Board may:

(a)	appoint, suspend, or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties;

(b)
exercise all the powers of the Company to borrow money and to mortgage or charge or otherwise grant a security interest in its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party;

(c)	designate a Chairman of the Board (the “Chairman”) and a Vice Chairman of the Board (the “Vice Chairman”);

(d)	appoint one or more Directors to the office of managing director or chief executive officer of the Company, who shall, subject to the control of the

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Board, supervise and administer all of the general business and affairs of the Company;

(e)
appoint a person to act as manager of the Company’s day-to-day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business;

(f)
by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney;

(g)	procure that the Company pays all expenses incurred in promoting and incorporating the Company;

(h)
delegate any of its powers (including the power to sub-delegate) to a committee of one or more persons appointed by the Board which may consist partly or entirely of non-Directors, provided, that every such committee shall conform to such directions as the Board shall impose on them; and provided, further, that the meetings and proceedings of any such committee shall be governed by the provisions of these Bye-laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by directions imposed by the Board;

(i)	delegate any of its powers (including the power to sub-delegate) to any person on such terms and in such manner as the Board may see fit;

(j)	present any petition and make any application in connection with the liquidation or reorganisation of the Company;

(k)	in connection with the issue of any share, pay such commission and brokerage as may be permitted by law; and

(l)
authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any deed, agreement, document or instrument on behalf of the Company.

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50.	Register of Directors and Officers
The Board shall cause to be kept in one or more books at the Registered Office of the Company a Register of the Directors and Officers of the Company and shall enter therein the particulars required by the Act.

51.	Appointment of Officers
The Board may appoint such officers (who may or may not be Directors) as the Board may determine.

52.	Appointment of Secretary
The Secretary shall be appointed by the Board from time to time.

53.	Duties of Officers
The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

54.	Remuneration of Officers
The Officers shall receive such remuneration as the Board may determine.

55.	Conflicts of Interest

55.1
Any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in any capacity for, be employed by or render services to the Company and such Director or such Director’s firm, partner or company shall be entitled to remuneration as if such Director were not a Director. Nothing herein contained shall authorise a Director or Director’s firm, partner or company to act as Auditor to the Company.

55.2	A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Act.

55.3
Following a declaration being made pursuant to this Bye-law, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum for such meeting and, to the fullest extent permitted by Applicable Law, the interested Director shall not be liable to account to the Company for any profit realized thereby. To the fullest extent permitted by Applicable Law, in the event that one or more interested Directors are disqualified or elect to be recused from voting on a matter, or one or more Directors are later found to have an interest or conflict that should have been declared, the matter shall be approved or stand approved if it is or was approved by a majority of the votes

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cast by the Directors that do not have any interest or conflict in the matter, even if less than a quorum.

55.4
Subject to the Act and any further disclosure required thereby, a general notice to the Directors by a Director or officer declaring that he is a director or officer or has an interest in any business entity and is to be regarded as interested in any transaction or arrangement made with that business entity shall be sufficient declaration of interest in relation to any transaction or arrangement so made.

55.5	Upon an IPO of the Company, this Bye-law 55 shall be subject to any U.S. securities laws and the rules of any exchange or quotation system on which the Company’s shares are then listed.

56.	Indemnification and Exculpation

56.1
To the fullest extent permitted by Applicable Law, but subject to the limitations expressly provided in this Bye-law 56, (i) the past, present and future (x) Directors, Resident Representative, Secretary and other Officers (such term to include any person appointed to any committee by the Board), (y) any consultants participating in any Company equity incentive plan, and (z) liquidators or trustees (if any) for the time being acting in relation to any of the affairs of the Company or any Subsidiary thereof, (ii) any Person who is or was an employee or agent of the Company or a director, officer, employee or agent of any of the Company’s Subsidiaries and who, while an employee or agent of the Company or a director, officer, employee or agent of any of the Company’s Subsidiaries, is or was also an officer, director, employee, managing director, general or limited partner, manager, member, shareholder, agent or other Affiliate of any member of the Apollo Group or of any Affiliate of any member of the Apollo Group (other than the Company and its Subsidiaries) and (iii) any other Person who, while a Director or Officer, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, enterprise, nonprofit entity or other entity, including service with respect to employee benefit plans (each, a “Covered Person”) shall be indemnified and secured harmless by the Company from and against all Liabilities and Expenses arising from any and all threatened, pending or completed Proceedings, in which any Covered Person may be involved, or is threatened to be involved, as a party or otherwise, by reason of (A) in the case of any Covered Person described in the preceding clauses (i) and (iii), its status as a Covered Person or (B) in the case of any Covered Person described in the preceding clause (ii), the fact that such Covered Person is or was an employee or agent of the Company, or is or was a director, officer, employee or agent of any of the Company’s Subsidiaries, acting in relation to the affairs of the Company or any such Subsidiary, whether arising from acts or omissions to act occurring before or after the date of the adoption of these Bye-laws; provided, however, that a Covered Person shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect

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of the matter for which the Covered Person is seeking indemnification pursuant to this Bye-law 56, the Covered Person acted fraudulently and/or dishonestly in relation to the Company; provided further, subject in all respects to Bye-law 56.12, no Covered Person shall be entitled to indemnification from the Company (nor any amounts provided for under Bye-law 56.2) for any acts or omissions of such Covered Person in such Covered Person’s role as a director, officer, consultant, representative or agent of AAM. Notwithstanding the preceding sentence, except as otherwise described in Bye-law 56.10, the Company shall be required to indemnify a Person described in such sentence in connection with any Proceeding (or part thereof) commenced by such Person only if the commencement of such Proceeding (or part thereof) by such Person was authorised by the Board. To the fullest extent permitted by Applicable Law, each Shareholder agrees to waive any claim or right of action such Shareholder might have, whether individually or by or in right of the Company, against any Covered Person on account of any action taken by such Covered Person, or the failure of such Covered Person to take any action in the performance of such Covered Person’s duties with or for the Company or any subsidiary thereof; provided, that such waiver shall not extend to any matter in respect of any fraud or dishonesty in relation to the Company or its Subsidiaries which may attach to such Covered Person.

56.2
To the fullest extent permitted by Applicable Law, Expenses incurred by a Covered Person in appearing at, participating in or defending any indemnifiable Proceeding pursuant to this Bye-law 56 shall, from time to time, be advanced by the Company prior to a final and non-appealable disposition of the Proceeding in which it is determined that the Covered Person is not entitled to be indemnified upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it ultimately shall be determined that the Covered Person is not entitled to be indemnified pursuant to this Bye-law 56. Notwithstanding the immediately preceding sentence, except as otherwise provided in Bye-law 56.10, the Company shall be required to indemnify a Covered Person pursuant to the immediately preceding sentence in connection with any Proceeding (or part thereof) commenced by such Person only if the commencement of such Proceeding (or part thereof) by such Person was authorised by the Board.

56.3
The indemnification and advancement of Expenses provided by this Bye-law 56 shall be in addition to any other rights to which a Covered Person may be entitled under these Bye-laws or any agreement between the Company and such Covered Person, pursuant to a vote of a majority of disinterested Directors with respect to such matter, as a matter of law, in equity or otherwise, both as to actions in the Covered Person’s capacity as a Covered Person and as to actions in any other capacity, and shall continue as to a Covered Person who has ceased to serve in such capacity.

56.4
The Company may purchase and maintain insurance on behalf of a Covered Person, and such other Persons as the Board shall determine, against any Liability that may be asserted against, or Expense that may be incurred by, such Person in connection

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with the Company’s activities or any such Person’s activities on behalf of the Company, regardless of whether the Company would have the power to indemnify such Person against such Liability or Expense under the provisions of these Bye-laws or Applicable Law.

56.5
For purposes of this Bye-law 56 (i) the Company shall be deemed to have requested a Covered Person to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Company also imposes duties on, or otherwise involves services by, such Covered Person to the plan or participants or beneficiaries of the plan and (ii) excise taxes assessed on a Covered Person with respect to an employee benefit plan pursuant to Applicable Law shall constitute “fines” within the meaning of “Liabilities”.

56.6
A Covered Person shall not be denied indemnification in whole or in part under this Bye-law 56 because the Covered Person had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by these Bye-laws.

56.7
Except with respect to any Shareholder Affiliate, which shall be a third party beneficiary of the rights set forth in Bye-law 56.12, the provisions of this Bye-law 56 are for the benefit of the Covered Persons and their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

56.8
Each Covered Person shall, in the performance of his, her or its duties, be fully protected in relying in good faith upon the records of the Company and on such information, opinions, reports or statements presented to the Company by any of the Officers, Directors or employees of the Company, or any of the officers, directors or employees of the Company’s Subsidiaries, or committees of the Board, or by any other Person (including legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by or on behalf of it) as to matters such Covered Person reasonably believes are within such other Person’s professional or expert competence.

56.9
No amendment, modification or repeal of this Bye-law 56 or any provision hereof or, to the fullest extent permitted by Applicable Law, any modification of Applicable Law, shall in any manner terminate, reduce or impair the right of any past, present or future Covered Person to be indemnified or to have such Covered Person’s Expenses advanced by the Company, nor the obligations of the Company to indemnify or advance Expenses to any such Covered Person under and in accordance with the provisions of this Bye-law 56 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or-in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

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56.10
If a claim for indemnification (following the final disposition of the Proceeding for which indemnification is being sought) or advancement of Expenses under this Bye-law 56 is not paid in full within thirty (30) days after a written claim therefor by any Covered Person has been received by the Company, such Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the Expenses of prosecuting such claim, including reasonable attorneys’ fees.

56.11
This Bye-law 56 shall not limit the right of the Company, to the extent and in the manner permitted by Applicable Law, to indemnify and to advance Expenses to, and purchase and maintain insurance on behalf of Persons other than Covered Persons.

56.12
The Company hereby acknowledges that the indemnitees under this Bye-law 56 (the “Indemnified Persons”) may have certain rights to indemnification, advancement of Expenses and/or insurance provided by shareholders, members of the Apollo Group, or other Affiliates of the Company or Affiliates of members of the Apollo Group (“Shareholder Affiliates”) separate from the indemnification and advancement of Expenses provided by the Company under these Bye-laws. The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to the Indemnified Persons under these Bye-laws are primary and any obligation of any Shareholder Affiliate to advance Expenses or to provide indemnification for the same Expenses or Liabilities incurred by the Indemnified Persons are secondary), (ii) that the Company shall be required to advance the full amount of Expenses incurred by the Indemnified Persons and shall be liable for the full amount of all Expenses and Liabilities paid in settlement to the extent legally permitted and as required by Bye-law 56, without regard to any rights the Indemnified Persons may have against any Shareholder Affiliate, and (iii) that the Company irrevocably waives, relinquishes and releases the Shareholder Affiliates from any and all claims against the Shareholder Affiliates for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by any Shareholder Affiliate on behalf of a Indemnified Person with respect to any claim for which such Indemnified Person has sought indemnification from the Company pursuant to Bye-law 56 shall affect the foregoing and the Shareholder Affiliates shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Indemnified Person against the Company. For the avoidance of doubt, no Person providing directors’ or officers’ or similar insurance obtained or maintained by or on behalf of the Company, and of its Affiliates or any of the foregoing’s respective Subsidiaries, including any Person providing such insurance obtained or maintained pursuant to Bye-law 56.4, shall be, or be deemed to be, a Shareholder Affiliate.

56.13
No Covered Person shall be personally liable either to the Company or to any of its Shareholders for monetary damages for breach of fiduciary duty as a Covered Person, except to the extent such exemption from liability or limitation thereof is not permitted under Applicable Law as the same exists or may hereafter be amended.

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Any amendment, modification or repeal of this Bye-law inconsistent with the foregoing sentence shall not adversely affect any right or protection of a Covered Person in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

56.14	Any Person purchasing or otherwise acquiring any interest in any shares of the Company shall be deemed to have notice of and to have consented to the provisions of this Bye-law 56.

56.15
This Bye-law 56 may not be rescinded, altered or amended (a) unless in accordance with the Act and (b) until the same has been approved by the Board and at least 50% of the Total Voting Power (which for the avoidance of doubt will take into account the application of Bye-laws 4.2, 4.3 and 4.4).

BUSINESS OPPORTUNITIES

57.	Business Opportunities

57.1
To the fullest extent permitted by Applicable Law, the Company, on behalf of itself and its Subsidiaries, other than its Subsidiaries that are insurance companies which are regulated by a governmental entity (“Insurance Subsidiaries”), waives and renounces any right, interest or expectancy of the Company and/or its Subsidiaries, other than its Insurance Subsidiaries, in, or in being offered an opportunity to participate in, business opportunities of any kind, nature or description that are from time to time presented to (x) any member of the Apollo Group or an Affiliate of any member of the Apollo Group (other than the Company and its Subsidiaries), (y) any of the Directors or any of their respective Affiliates (other than the Company and its Subsidiaries), or (z) any Officer, employee or agent of the Company, or any director, officer, employee or agent of any of the Company’s Subsidiaries, who is also, and is presented such business opportunity in his or her capacity as, an officer, director, employee, managing director, general or limited partner, manager, member, shareholder, agent or other Affiliate of any member of the Apollo Group or of any Affiliate of any member of the Apollo Group (other than the Company and its Subsidiaries), in the case of each of clauses (x), (y) and (z), excluding the Chief Executive Officer of the Company (the Persons described in clauses (x), (y) and (z), “Specified Parties” and each, a “Specified Party”), or of which any Specified Parties have or gain knowledge, whether or not the opportunity is competitive with the business of the Company or its Subsidiaries or in the same or similar lines of business as the Company or its Subsidiaries or one that the Company or its Subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and each Specified Party shall have no duty (statutory, fiduciary, contractual or otherwise) to communicate or offer such business opportunity to the Company and, to the fullest extent permitted by Applicable Law, shall not be liable to the Company or any of its Subsidiaries, other than its Insurance Subsidiaries, for breach of any statutory, fiduciary, contractual or other duty, as a

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Director, Officer, employee or agent of the Company, or a director, officer, employee or agent of any of the Company’s Subsidiaries, as the case may be, or otherwise, by reason of the fact that such Specified Party pursues or acquires such business opportunity, directs such business opportunity to another Person or fails to present or communicate such business opportunity, or information regarding such business opportunity, to the Company or its Subsidiaries. Notwithstanding the foregoing, the Company and its Subsidiaries do not renounce any right, interest or expectancy in any business opportunity offered to a Specified Party who is a Director or Officer if such business opportunity is expressly offered for the Company or its Subsidiaries to such person solely in his or her capacity as a Director or Officer (a “Company Opportunity”); provided, however, that all of the protections of this Bye-law 57 shall otherwise apply to the Specified Parties with respect to such Company Opportunity, including the ability of the Specified Parties to pursue or acquire such Company Opportunity, directly or indirectly, or to direct such Company Opportunity to another person, if and to the extent that the Company or the applicable Subsidiary of the Company, as applicable, determines not to pursue such Company Opportunity or if it is subsequently determined by the Board or any committee thereof (or board of directors or other governing body of such Subsidiary or any committee thereof), or by any court of competent jurisdiction, that the business opportunity was not in the line of business of the Company or such Subsidiary, as applicable, was not of material or practical advantage to the Company or such Subsidiary, as applicable, or was one that the Company or such Subsidiary, as applicable, was not financially capable of undertaking. For the avoidance of doubt, notwithstanding anything to the contrary set forth herein or otherwise, to the fullest extent permitted by Applicable Law, the Company, on behalf of itself and its Subsidiaries, other than its Insurance Subsidiaries, hereby waives and renounces any right, interest or expectancy of the Company or its Subsidiaries to participate in or be offered an opportunity to participate in any business or business opportunity of any member of the Apollo Group or its Affiliates (other than the Company and its Subsidiaries), except to the extent such right, interest or expectancy is expressly granted to the Company or any of its Subsidiaries under a binding agreement between or among the Company and/or its Subsidiaries, on the one hand, and any member of the Apollo Group or its Affiliates (other than the Company and its Subsidiaries), on the other hand.

57.2
No amendment, modification or repeal of this Bye-law 57 or any provision hereof or, to the fullest extent permitted by Applicable Law, any modification of Applicable Law, shall in any manner terminate, reduce or impair the right of any Person under and in accordance with the provisions of this Bye-law 57 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

57.3
This Bye-law 57 shall not limit any protections or defenses available to, or indemnification or advancement rights of, any Specified Party under any agreement, these Bye-laws, vote of the Board, Applicable Law or otherwise.

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57.4	Any Person purchasing or otherwise acquiring any interest in any shares of the Company shall be deemed to have notice of and to have consented to the provisions of this Bye-law 57.

57.5
Notwithstanding anything to the contrary herein, under no circumstances shall the provisions of this Bye-law 57 (other than this Bye-law 57.5) apply to (or result in or be deemed to result in a limitation or elimination of) any duty (contractual, fiduciary or otherwise, whether at law or in equity) owed by any Specified Party who is also an Officer, employee or agent of the Company, or any director, officer, employee or agent of any of its Subsidiaries (other than any such Specified Party who is also an officer, director, employee, managing director, general or limited partner, manager, member, shareholder, agent or other Affiliate of any member of the Apollo Group or of any Affiliate of any member of the Apollo Group (other than the Company and its Subsidiaries)), and any business opportunity waived or renounced by any Person pursuant to such other provisions of this Bye-law 57 shall be expressly reserved and maintained (and shall not be waived or renounced) by such Person as to any such Specified Party.

57.6
This Bye-law 57 may not be rescinded, altered or amended (a) unless in accordance with the Act and (b) until the same has been approved by the Board and at least 50% of the Total Voting Power (which for the avoidance of doubt will take into account the application of Bye-laws 4.2, 4.3 and 4.4).

MEETINGS OF THE BOARD OF DIRECTORS

58.	Board Meetings
The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit. A resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes cast the resolution shall fail.

59.	Notice of Board Meetings
Upon the requisition of (i) the Chairman or Vice Chairman of the Board, (ii) a majority of the Directors, (iii) the Chief Executive Officer of the Company or (iv) a majority of the Independent Directors, the Secretary shall summon a meeting of the Board. Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally (including in person or by telephone) or otherwise communicated or sent to such Director by post, electronic means or other mode of representing words in a visible form at such Director’s last known address or in accordance with any other instructions given by such Director to the Company for this purpose.

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60.	Electronic Participation in Meetings
Subject to Applicable Law, Directors may participate in any meeting by such telephonic, electronic or other communication facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

61.	Quorum at Board Meetings
The quorum necessary for the transaction of business at a meeting of the Board shall be two (2) Directors; provided, that at any meeting where only two (2) Directors are in attendance any Board action taken at such meeting must be approved unanimously.

62.	Board to Continue in the Event of Vacancy
The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting; or (ii) preserving the assets of the Company.

63.	Chairman to Preside
The Chairman shall preside at all board meetings. For meetings where the Chairman is not present, the Vice Chairman shall preside. For any Board meeting where both the Chairman and Vice Chairman are not present, the Board may designate a Director to preside over such meeting.

64.	Written Consent
A written consent signed by all the Directors, which may be in counterparts, shall be as valid as if a resolution in respect thereof had been passed at a meeting of the Board duly called and constituted, such written consent to be effective on the date on which the last Director signs such written consent.

65.	Validity of Prior Acts of the Board
No regulation or alteration to these Bye-laws made by the Company in a general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

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CONFLICTS

66.	Resolution of Conflicts
For so long as any Class B Common Shares remain outstanding, none of the Company or any of its Subsidiaries shall enter into or amend any contract or agreement with a member of the Apollo Group, unless such contract or agreement or amendment is:

(a)
fair and reasonable to the Company and its Subsidiaries, taking into account the totality of the relationships between the parties involved (including other transactions that may be or have been particularly favorable or advantageous to the Company and its Subsidiaries); or

(b)	entered into on an arm’s-length basis; or

(c)	approved by a majority of the disinterested Directors; or

(d)	approved by the holders of a majority of the issued and outstanding Class A Common Shares; or

(e)	approved by the Conflicts Committee in accordance with its charter and guidelines as they may be amended from time to time.
Notwithstanding the above, all Apollo Conflicts, as defined in the charter of the Conflicts Committee, shall be approved by the Conflicts Committee unless such conflict is specifically exempted from approval in accordance with the Conflicts Committee charter and guidelines as they may be amended from time to time.

67.	Conflicts Committee

67.1	The Board shall constitute a committee comprised solely of Directors who are not general partners, directors, managers, officers or employees of the Apollo Group (the “Conflicts Committee”).

67.2
The Conflicts Committee shall consist of up to five (5) individuals designated by the Board. The Conflicts Committee shall have a chairman, who shall be designated by the Board or, if the Board so delegates, by the Conflicts Committee. The vote necessary to approve any action at a meeting of the Conflicts Committee shall be a majority of the entire Conflicts Committee.

67.3
The Conflicts Committee may meet in person, by telephone or video conference call or in any other manner in which the Board is permitted to meet under Applicable Law and may also take action by written consent of the number and identity of Conflicts Committee members who have not less than the minimum number of votes that would be necessary to take such action at a meeting at which all Conflicts Committee members entitled to vote were present and voted.

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67.4
The Conflicts Committee, upon the affirmative vote of a majority of the entire Committee, shall have the authority to engage consultants to assist in the evaluation of conflicts matters. It shall have the sole authority to retain and terminate any such consultants, including sole authority to approve the consultants’ fees and other retention terms; provided, that fees and expenses incurred in connection with the engagement of any such consultant are reasonable.

CORPORATE RECORDS

68.	Minutes
The Board shall cause minutes to be duly entered in books provided for the purpose:

(a)	of all elections and appointments of Officers;

(b)	of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

(c)	of all resolutions and proceedings of general meetings of the Shareholders, meetings of the Board, meetings of managers and meetings of committees appointed by the Board.

69.	Place Where Corporate Records Kept
Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the Registered Office of the Company.

70.	Form and Use of Seal

70.1	The Company may adopt a seal in such form as the Board may determine. The Board may adopt one or more duplicate seals for use in or outside Bermuda.

70.2
A seal may, but need not, be affixed to any deed, instrument, share certificate or document, and if the seal is to be affixed thereto, it shall be attested by the signature of (i) any Director, or (ii) any Officer, or (iii) the Secretary, or (iv) any person authorised by the Board for that purpose.

70.3	A Resident Representative may, but need not, affix the seal of the Company to certify the authenticity of any copies of documents.

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ACCOUNTS

71.	Books of Account
71.1    The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

(a)	all amounts of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

(b)	all sales and purchases of goods by the Company; and

(c)	all assets and liabilities of the Company.

71.2
Such records of account shall be kept at the principal place of business of the Company, or subject to the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

72.	Financial Year End
The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.
AUDITS

73.	Annual Audit
Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to the Act, the accounts of the Company shall be audited at least once in every year.

74.	Appointment of Auditor

74.1
Subject to the Act, at the annual general meeting or at a subsequent special general meeting in each year, an independent representative of the Shareholders shall be appointed by them as Auditor of the accounts of the Company.

74.2	The Auditor may be a Shareholder but no Director, Officer or employee of the Company shall, during his continuance in office, be eligible to act as an Auditor of the Company.

75.	Remuneration of Auditor
Save in the case of an Auditor appointed pursuant to Bye-law 80, the remuneration of the Auditor shall be fixed by the Company in a general meeting or in such manner as the Shareholders may determine. In the case of an Auditor appointed pursuant to Bye-law 80, the remuneration of the Auditor shall be fixed by the Board.

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76.	Duties of Auditor

76.1
The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards.

76.2
The generally accepted auditing standards referred to in this Bye-law may be those of a country or jurisdiction other than Bermuda or such other generally accepted auditing standards as may be provided for in the Act. If so, the financial statements and the report of the Auditor shall identify the generally accepted auditing standards used.

77.	Access to Records
The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers for any information in their possession relating to the books or affairs of the Company.

78.	Financial Statements
Subject to any rights to waive laying of accounts pursuant to the Act, financial statements as required by the Act shall be laid before the Shareholders in a general meeting.

79.	Distribution of Auditor’s Report
The report of the Auditor shall be submitted to the Shareholders in a general meeting.

80.	Vacancy in the Office of Auditor
The Board may fill any casual vacancy in the office of the Auditor.
VOLUNTARY WINDING-UP AND DISSOLUTION

81.	Winding-Up
Subject to Bye-law 4 and any agreement contemplated by Bye-law 1.5 to the contrary, if the Company shall be wound up the liquidator may, with the sanction of a Resolution, divide amongst the Shareholders in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different classes of Shareholders. Subject to Bye-law 4 and any agreement contemplated by Bye-law 1.5 to the contrary, the liquidator may, with the like sanction, vest the whole or any part of such assets in the trustees upon such trusts for the benefit of the Shareholders as the

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liquidator shall think fit, but so that no Shareholder shall be compelled to accept any shares or other securities or assets whereon there is any liability.
CHANGES TO CONSTITUTION; EXCLUSIVE JURSIDICTION

82.	Changes to Bye-laws
No Bye-law may be rescinded, altered or amended and no new Bye-law may be made save in accordance with the Act and until the same has been approved by a resolution of the Board and by a Resolution; provided, that any such action that would materially, adversely and disproportionately affect the rights, obligations, powers or preferences of any class of shares without similarly affecting the rights, obligations, powers or preferences of all classes of shares shall require a vote of the majority of the issued and outstanding shares constituting such class so affected.

83.	Changes to the Memorandum of Association
No alteration or amendment to the Memorandum of Association may be made save in accordance with the Act and until same has been approved by a resolution of the Board and by a Resolution.

84.	Exclusive Jurisdiction
In the event that any dispute arises concerning the Act or out of or in connection with these Bye-laws, including any question regarding the existence and scope of any Bye-law and/or whether there has been any breach of the Act or these Bye-laws by an Officer or Director (whether or not such a claim is brought in the name of a Shareholder or in the name of the Company), any such dispute shall be subject to the exclusive jurisdiction of the Supreme Court of Bermuda.

85.	Discontinuance
The Board may exercise all the powers of the Company to discontinue the Company to a jurisdiction outside Bermuda pursuant to the Act.
CERTAIN MATTERS RELATING TO SUBSIDIARIES

86.	Voting of Subsidiary Shares

86.1
Notwithstanding any other provision of these Bye-laws to the contrary (but subject to Bye-law 86.2), if the Company, in its capacity as a shareholder of any Subsidiary of the Company, has the right to vote at a general meeting or special meeting of such Subsidiary (whether in person or by its attorney-in-fact or proxy) (or by written resolution in lieu of a general meeting or special meeting), and the subject matter of the vote is (a) the appointment, removal or remuneration of directors of a non-U.S. Subsidiary of the Company or (b) any other subject matter with respect to a non-

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U.S. Subsidiary that legally requires the approval of the shareholders of such non-U.S. Subsidiary, the Board shall refer the subject matter of the vote to the Shareholders and seek authority from the Shareholders entitled to vote for the Board for the Company’s corporate representative or proxy to vote with respect to the resolution proposed by such Subsidiary.  The Board shall cause the Company’s corporate representative or proxy to vote the Company’s shares in such Subsidiary pro rata to the votes received at the general meeting of the Company, with votes for or against the directing resolution being taken, respectively, as an instruction for the Company’s corporate representative or proxy to vote the appropriate proportion of its share for and the appropriate proportion of its shares against the resolution proposed by such Subsidiary. The Board shall have authority to resolve any ambiguity. All votes referred to the Company’s Shareholders pursuant to this Bye-law 86.1 shall give effect to and otherwise be subject to the voting power restrictions of Bye-laws 4.2, 4.3 and 4.4.

86.2
If the Board in its discretion, determines that the application of Bye-law 86.1(b) with respect to a particular vote is not necessary to achieve the purposes of this Bye-law 86, it may waive the application of Bye-law 86.1(b) with respect to such vote.

87.	Bye-laws or Articles of Association of Certain Subsidiaries
The Board shall require that the Bye-laws or Articles of Association or similar organizational documents of each non-U.S. Subsidiary of the Company shall contain provisions substantially similar to Bye-law 86.1 and Bye-law 87. The Company shall enter into agreements, as and when determined by the Board, with each such non-U.S. Subsidiary, only if and to the extent reasonably necessary and permitted under Applicable Law, to effectuate or implement this Bye-law.

88.	Termination of IMAs

88.1
Except as set forth in Bye-law 88.2, the Company shall not, and shall cause each Subsidiary of the Company not to, elect to terminate the IMA or any other investment advisory or investment management agreement by and between the Company or any of its Subsidiaries and a member of the Apollo Group (a “New IMA”) (a) on any date other than October 31, 2018 or any annual anniversary of such date (each, an “IMA Termination Election Date”) and (b) unless it has provided written notice to AAM or the member of the Apollo Group that is a party to such New IMA, as applicable, of such termination at least thirty 30 days prior to the applicable IMA Termination Election Date (an “IMA Termination Notice”); provided, that (i) the IMA or any New IMA may only be terminated by the Company or a Subsidiary of the Company with the approval of at least two-thirds (2/3) of the Independent Directors in accordance with the immediately following sentence (an IMA Termination Notice delivered with such approval and in accordance with Bye-law 88.1(a) and (b), a “Valid IMA Termination Notice”) and (ii) notwithstanding any such election to terminate or delivery of a Valid IMA Termination Notice, no such termination shall be effective on any date earlier than the second annual anniversary

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of the applicable IMA Termination Election Date (the “IMA Termination Effective Date”). Notwithstanding anything to the contrary contained in this Bye-law 88.1, the Board shall not approve any election to terminate the IMA or any New IMA on any IMA Termination Election Date pursuant to this Bye-law 88.1 unless at least two-thirds (2/3) of the Independent Directors agree that an event described in clause (iii) or (iv) of the definition of AHL Cause occurred with respect to the IMA or such New IMA, as applicable. If the Company and/or applicable Subsidiary of the Company does not provide a Valid IMA Termination Notice with respect to an IMA Termination Election Date, then the Company or such Subsidiary may only elect to terminate such IMA or New IMA under this Bye-law 88.1 on the next IMA Termination Election Date, and neither the Company nor any Subsidiary of the Company shall terminate any such IMA or New IMA in accordance with this Bye-law 88.1 without providing a Valid IMA Termination Notice. Furthermore, beginning on October 31, 2017, the IMA and any New IMA shall be subject to an initial term of three (3) years from such date; provided that, on each IMA Termination Election Date after October 31, 2017, beginning with the IMA Termination Election Date on October 31, 2018, to the extent no Valid IMA Termination Notice has been delivered in accordance with this Bye-law 88.1 with respect to the IMA or any New IMA, the term of the IMA and each such New IMA shall be extended automatically without any further action or obligation by any persons (including, without limitation, the parties thereto or hereto) for one (1) additional year; provided, further that, if a Valid IMA Termination Notice has been previously delivered in accordance with this Bye-law 88.1, this sentence shall no longer be of any force or effect with respect to the IMA or such New IMA that is the subject of such delivered Valid IMA Termination Notice.

88.2
Notwithstanding anything to the contrary in Bye-law 88.1, the Company and/or the applicable Subsidiary of the Company may terminate the IMA or any New IMA upon the occurrence of an event described in clause (i) or (ii) of the definition of AHL Cause with respect to the IMA or such New IMA, as applicable; provided, that any termination of the IMA or any New IMA by the Company or Subsidiary of the Company, as applicable, for such AHL Cause shall require the approval of at least two-thirds (2/3) of the Independent Directors and the delivery of written notice to AAM or such member of the Apollo Group that is a party to such New IMA, as applicable, of such termination for such AHL Cause at least thirty (30) days prior to the effective date of such termination.

88.3
For the avoidance of doubt, subject in all respects to the other provisions of this Bye-law 88 and the definition of AHL Cause, any termination of the IMA or any New IMA by the Company and/or any Subsidiary of the Company shall require the approval of at least two-thirds (2/3) of the Independent Directors. Notwithstanding anything to the contrary herein, for purposes of this Bye-law 88 and the definition of AHL Cause, (x) no officer or employee of the Company or any of its Subsidiaries shall constitute an Independent Director and (y) no officer or employee of (1) any member of the Apollo Group described in clauses (i) through (iv) of the definition

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of “Apollo Group” or (2) Apollo Global Management, LLC or any of its Subsidiaries (excluding any Subsidiary that constitutes any portfolio company (or investment) of (A) an investment fund or other investment vehicle whose general partner, managing member or similar governing person is owned, directly or indirectly, by Apollo Global Management, LLC or by one or more of its Subsidiaries or (B) a managed account agreement (or similar arrangement) whereby Apollo Global Management, LLC or one or more of its Subsidiaries serves as general partner, managing member or in a similar governing position) shall constitute an Independent Director.

88.4
This Bye-law 88 may not be rescinded, altered or amended (a) unless in accordance with the Act and (b) until the same has been approved by at least two-thirds (2/3) of the Independent Directors and at least 50% of the Total Voting Power (which for the avoidance of doubt will take into account the application of Bye-laws 4.2, 4.3 and 4.4).

AHL Cause means, (i) with respect to the IMA, a material violation of Applicable Law relating to AAM’s advisory business, and with respect to a New IMA, a material violation of Applicable Law relating to the advisory business of the member of the Apollo Group that is a party to such New IMA, (ii) the gross negligence, willful misconduct or reckless disregard of any of the obligations of AAM under the IMA or the member of the Apollo Group that is a party to the applicable New IMA under such New IMA, as applicable, (iii) the unsatisfactory long term performance of AAM under the IMA, or the member of the Apollo Group that is a party to the applicable New IMA under such a New IMA, as applicable, that is materially detrimental to the Company, as determined in the sole discretion of at least two-thirds (2/3) of the Independent Directors, acting in good faith or (iv) a determination in the sole discretion of at least two-thirds (2/3) of the Independent Directors, acting in good faith, that the fees charged by AAM under the IMA, or by the member of the Apollo Group that is a party to the applicable New IMA under such New IMA, as applicable, are unfair and excessive compared to a Comparable Asset Manager, provided, however, in the case of clauses (iii) and (iv), the Independent Directors shall deliver written notice of such finding to AAM or such other member of the Apollo Group, as applicable, and AAM or such other member of the Apollo Group, as applicable, shall have until the applicable IMA Termination Effective Date to address the Independent Directors’ concerns and; provided further, that in the case of clause (iv), AAM or such other member of the Apollo Group, as applicable, shall have a right to lower its fees to match a Comparable Asset Manager. If AAM or such member of the Apollo Group has addressed the Independent Directors’ concerns (with the assessment of whether the Independent Directors’ concerns have been addressed being rendered thereby in good faith with the approval of at least two-thirds (2/3) of the Independent Directors) or, if applicable, lowered its fees to match a Comparable Asset Manager, then the applicable IMA Termination Notice shall be deemed rescinded and of no further force or effect. For the avoidance of doubt, the occurrence of an event constituting AHL Cause under the IMA shall not constitute

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an event of AHL Cause under any New IMA and vice versa, unless such event of AHL Cause shall be separately established thereunder;

Schedule 1
Related Party Insurance
Athene Holding Ltd. Subsidiaries:
1.            Athene Life Re Ltd.
2.            Athene Life Insurance Company
3.            Athene Annuity & Life Assurance Company (f/k/a Liberty Life Insurance Company)
4.            Athene Life Insurance Company of New York (f/k/a Aviva Life and Annuity Company of New York)
5.            Athene Annuity & Life Assurance Company of New York (f/k/a Presidential Life Insurance Company)
6.            Structured Annuity Reinsurance Company
7.            Athene Annuity and Life Company (f/k/a Aviva Annuity and Life Company)
8.            Athene Lebensversicherung AG (f/k/a/ Delta Lloyd Lebensversicherung AG)
9.            Athene Pensionskasse AG (f/k/a/ Delta Lloyd Pensionskasse AG)

Current Ceding Companies:
1.            Western United Life Assurance Company
2.            American Equity Investment Life Insurance Company
3.            American Pioneer Life Insurance Company
4.            American Progressive Life and Health Insurance Company of New York
5.            Constitution Life Insurance Company
6.            Union Bankers Life Insurance Company
7              Pennsylvania Life Insurance Company

8              The Pyramid Life Insurance Company
9.            Jefferson National Life Insurance Company
10.          Athene Annuity & Life Assurance Company (f/k/a Liberty Life Insurance Company)
11.          Continental Assurance Company
12.          Reassure America Life Insurance Company
13.          Eagle Life Insurance Company
14.          Athene Life Insurance Company
15.          Liberty Bankers Life Insurance Company
16.          Athene Annuity & Life Assurance Company of New York (f/k/a Presidential Life Insurance Company)
17.          Athene Annuity and Life Company (f/k/a Aviva Annuity and Life Company)
18.          Structured Annuity Reinsurance Company
19.          Transamerica Life Insurance Company
20.          Midland National Life Insurance Company
21.          North American Company for Life and Health Insurance
22.          Athene Re USA IV, Inc. (f/k/a Aviva Re USA IV, Inc.)
23.          Sentinel Security Life Insurance Company
24.          Athene Life Insurance Company of New York (f/k/a Aviva Life and Annuity Company of New York)
25.           Royal Neighbors of America

26.           Fidelity Security Life Insurance Company